                                                                    EXHIBIT 10.1
________________________________________________________________________________


                     CONTRIBUTION AND ASSUMPTION AGREEMENT

                                 by and among

                             PPG AUTO GLASS, LLC,

                           APOGEE ENTERPRISES, INC.,

                            THE GLASS DEPOT, INC.,

                      THE GLASS DEPOT OF NEW YORK, INC.,

                             HARMON GLASS COMPANY,

                          AMERICAN MANAGEMENT GROUP,

                              DOVER GLASS COMPANY

                                      and

                             PPG INDUSTRIES, INC.

                                  dated as of

                                  Jun 13, 2000

________________________________________________________________________________
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                               TABLE OF CONTENTS
                               -----------------

ARTICLE I  DEFINITIONS...................................................................................      2

ARTICLE II  CONTRIBUTION OF ASSETS; ASSUMPTION OF LIABILITIES............................................     15
 Section 2.1.  Agreement to Contribute and Accept........................................................     15
 Section 2.2.  Excluded Assets...........................................................................     18
 Section 2.3.  Assumption of Liabilities.................................................................     19
 Section 2.4.  Prorations................................................................................     20
 Section 2.5.  Taxes.....................................................................................     20
 Section 2.6.  Rents.....................................................................................     21

ARTICLE III  CONTRIBUTION CONSIDERATION; PAYMENT FOR CONTRIBUTION EXCESS.................................     21
 Section 3.1.  Contribution Consideration................................................................     21
 Section 3.2.  Company Payment based on Contribution Excess..............................................     21
 Section 3.3.  Contribution of Inventory.................................................................     25
 Section 3.4.  Purchase of PPG Owned Trucks..............................................................     26

ARTICLE IV  THE CLOSING..................................................................................     26
 Section 4.1.  The Closing...............................................................................     26
 Section 4.2.  Deliveries upon Execution of this Agreement; Effective Upon Closing ......................     26
 Section 4.3.  Closing Deliveries of both Contributing Parties...........................................     27
 Section 4.4.  Closing Deliveries of Apogee..............................................................     28
 Section 4.5.  Closing Deliveries of PPG.................................................................     28
 Section 4.6.  Closing Deliveries of the Company.........................................................     28

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF APOGEE......................................................     29
 Section 5.1.  Corporate Existence and Power.............................................................     29
 Section 5.2.  Authority; Execution, Delivery; Valid and Binding Agreement...............................     29
 Section 5.3.  No Breach.................................................................................     30
 Section 5.4.  Governmental Authorization................................................................     30
 Section 5.5.  Inventory.................................................................................     30
 Section 5.6.  Properties; Leases........................................................................     30
 Section 5.7.  Contracts; Required Consents..............................................................     31
 Section 5.8.  Permits...................................................................................     32
 Section 5.9.  Compliance with Laws......................................................................     32
 Section 5.10. Financial Information.....................................................................     33

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF PPG........................................................     33
 Section 6.1.  Corporate Existence and Power.............................................................     33
 Section 6.2.  Authority; Execution, Delivery; Valid and Binding Agreement...............................     33
 Section 6.3.  No Breach.................................................................................     34
 Section 6.4.  Governmental Authorization................................................................     34
 Section 6.5.  Inventory.................................................................................     34
 Section 6.6.  Properties; Leases........................................................................     34
 Section 6.7.  Contracts; Required Consents..............................................................     35
 Section 6.8.  Permits...................................................................................     36
 Section 6.9.  Compliance with Laws......................................................................     36

 Section 6.10.   Financial Information....................................................................     36

ARTICLE VII  COVENANTS OF THE CONTRIBUTING PARTIES........................................................     37
 Section 7.1.    Required Consents........................................................................     37
 Section 7.2.    Acces....................................................................................     38
 Section 7.3.    Further Assurances.......................................................................     38
 Section 7.4.    Environmental Information................................................................     38
 Section 7.5.    Release of Security Interests............................................................     38

ARTICLE VIII  ADDITIONAL AGREEMENTS.......................................................................     39
 Section 8.1.    Diligence in Pursuit of Conditions Precedent.............................................     39
 Section 8.2.    Taxes....................................................................................     39
 Section 8.3.    Regulatory Consents......................................................................     39
 Section 8.4.    Accounts Receivable Collection...........................................................     39

ARTICLE IX  EMPLOYEE MATTERS..............................................................................     41
 Section 9.1.    Offers of Employment.....................................................................     41
 Section 9.2     Employee Benefits........................................................................     44
 Section 9.3.    Company-Defined Benefit Pension Plans....................................................     46

ARTICLE X  CONDITIONS TO CLOSING..........................................................................     48
 Section 10.1.   Conditions to Apogee's Obligations.......................................................     48
 Section 10.2.   Conditions to PPG's Obligations..........................................................     49

ARTICLE XI  SURVIVAL; INDEMNIFICATION.....................................................................     50
 Section 11.1.   Survival of Representations and Warranties...............................................     50
 Section 11.2.   Indemnification by Apogee................................................................     50
 Section 11.3.   Indemnification of Apogee by the Company.................................................     50
 Section 11.4.   Indemnification by PPG...................................................................     51
 Section 11.5.   Indemnification of PPG by the Company....................................................     52
 Section 11.6.   Procedure for Indemnification............................................................     52
 Section 11.7.   Exclusive Remedy; Adjustment.............................................................     54

ARTICLE XII  TERMINATION..................................................................................     54
 Section 12.1.   Termination..............................................................................     54
 Section 12.2.   Effect on Obligations....................................................................     54

ARTICLE XIII  MISCELLANEOUS...............................................................................     54
 Section 13.1.   Notices..................................................................................     54
 Section 13.2.   Press Releases and Announcements.........................................................     56
 Section 13.3.   Expenses.................................................................................     56
 Section 13.4    Amendments; No Waivers...................................................................     56
 Section 13.5.   Rights and Remedies Cumulative...........................................................     57
 Section 13.6    Successors and Assigns...................................................................     57
 Section 13.7.   Severability.............................................................................     57
 Section 13.8.   Counterparts.............................................................................     57
 Section 13.9.   Entire Agreement.........................................................................     57
 Section 13.10.  Governing Law............................................................................     57
 Section 13.11.  Dispute Resolution.......................................................................     57

                     CONTRIBUTION AND ASSUMPTION AGREEMENT
                     -------------------------------------

     This CONTRIBUTION AND ASSUMPTION AGREEMENT (this "Agreement"), is dated as of June 13, 2000, by and among PPG AUTO GLASS, LLC, a Delaware limited liability company (the "Company"), APOGEE ENTERPRISES, INC., a Minnesota corporation ("Apogee"), THE GLASS DEPOT, INC., a Minnesota corporation ("Glass Depot"), THE GLASS DEPOT OF NEW YORK, INC., a Minnesota corporation ("Glass Depot New York"), HARMON GLASS COMPANY, a Minnesota corporation ("Harmon Glass"), AMERICAN MANAGEMENT GROUP, a Maine corporation ("AMG"), DOVER GLASS COMPANY, a Maine corporation ("Dover") and PPG INDUSTRIES, INC., a Pennsylvania corporation ("PPG").

     WHEREAS, Apogee, through its wholly owned subsidiaries, Glass Depot, Glass Depot New York, Harmon Glass, AMG and Dover, currently is engaged in distributing at wholesale glass parts and related supplies for sale to non-truckload wholesalers and non-truckload retail automotive glass retailers (the "Apogee Business").

     WHEREAS, PPG, through its branch distribution business of its U.S. Automotive Replacement Glass business unit currently is engaged in distributing at wholesale glass parts and related supplies for sale to non-truckload wholesalers and non-truckload retail automotive glass retailers in the United States (the "PPG Business").

     WHEREAS, Apogee and PPG have previously formed the Company.

     WHEREAS, Apogee, PPG and the Company are entering into this Contribution and Assumption Agreement, pursuant to which Apogee and PPG will contribute, or cause to be contributed, to the Company the Apogee Assets (as defined herein) and the PPG Assets (as defined herein), respectively, in exchange for which Apogee (or wholly owned subsidiaries of Apogee) will receive a Membership Interest representing an Equity Percentage equal to thirty-four percent (34%) of the Company and PPG will receive a Membership Interest representing an Equity Percentage equal to sixty-six percent (66%) of the Company, in each case pursuant to the PPG Auto Glass, LLC Limited Liability Company Agreement dated the date hereof (the "LLC Agreement").

     WHEREAS, it is the intention of the parties that, after the Closing (as defined herein), the Company will engage in the Apogee Business and the PPG Business (the "Company Business") and the parties, or their Affiliates, as the case may be, will enter into the Ancillary Agreements (as defined herein) with the Company for the purpose of assisting the Company in engaging in the Company Business.

     NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                            Article I  Definitions
                                       -----------

     Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified. Certain other capitalized terms used herein are defined elsewhere in the Agreement.

     "Affiliate" has the meaning given to it in the LLC Agreement.

     "Ancillary Agreements" means the agreements identified on Exhibit A hereto, in each case to be executed and delivered in connection with this Agreement in accordance with Article IV.

     "Ancillary Documents" means the Ancillary Agreements and the certificates, instruments or other documents to be executed and delivered in connection with this Agreement or the Ancillary Agreements.

     "Apogee Contracts" means all contracts, agreements, leases, licenses, sales and purchase orders, commitments and other instruments of any kind, whether written or oral, to which Apogee or any Apogee Contributing Affiliate is a party as of the Closing Date and which relate exclusively to the Apogee Business or which exclusively affect the Apogee Assets, including, but not limited to, the contracts listed on Schedule 5.7(a).

     "Apogee Contributing Affiliate" means each of Glass Depot, Glass Depot New York Harmon Glass, AMG and Dover.

     "Apogee Employee" means any full-time or part-time employee, consultant or independent contractor of Apogee or any Apogee Contributing Affiliate whose services relate exclusively to the Apogee Business.

     "Apogee Excluded Liabilities" means all Liabilities of Apogee or any of its Affiliates not expressly assumed by the Company as an Apogee Assumed Liability pursuant to Section 2.3, including without limitation all Liabilities of Apogee or any of its Affiliates: (i) arising out of, based upon events or circumstances occurring in connection with or resulting from, the operation or ownership of the Apogee Business or the Apogee Assets prior to the Closing Date or (ii) relating to any of the Excluded Apogee Assets, except, in each case, to the extent such Liabilities are otherwise included in the Assumed Liabilities. Without limiting the generality of the foregoing, Apogee Excluded Liabilities shall include, without limitation, (i) (A) any Environmental Claims or any Environmental Remediation Costs arising out of, based on or resulting from, conditions (including Environmental Conditions) or circumstances existing or occurring on or prior to the Closing Date relating in any way to the Apogee Business, the Apogee Facilities or Apogee Real Property (including, without limitation, any violation by Apogee or any Affiliate thereof of any Applicable Law or any permit relating to the Apogee Facilities, Apogee Business or the Apogee Real Property), even if such conditions, Environmental Conditions or circumstances are not discovered or an Environmental Claim with respect thereto is not asserted until after the Closing Date and (B) any transportation of Hazardous Materials or other materials to an off-site facility or the handling, storage, treatment or disposal of Hazardous Materials or other materials at an off-site facility by or on behalf of Apogee or any Affiliate thereof, or any Release or Threatened Release of such Hazardous Materials or other materials occurring at any off-site facility by or on behalf of Apogee or any Affiliate thereof arising out of, based on or resulting from, conditions (including Environmental Conditions) or circumstances existing or occurring on or prior to the Closing Date relating in any way to the Apogee Business, the Apogee Facilities or Apogee Real Property (including, without limitation, any violation by Apogee or any Affiliate thereof of any Applicable Law or any permit relating to the Apogee Facilities, Apogee Business or the Apogee Real Property), even if such conditions, Environmental Conditions or circumstances are not discovered until after the Closing Date,
(ii) any obligations under the Apogee Contracts accruing prior to the Closing Date, (iii) subject to Article IX hereof, any obligations arising under any current or prior Employee Plan of Apogee or any Apogee Contributing Affiliate or their respective ERISA Affiliates, (iv) any and all Liens and encumbrances (except Permitted Liens) on any of the Apogee Assets as of the Closing Date, (v) any and all Apogee Taxes with respect to periods (or portions thereof) ending on or before the Closing Date, (vi) any Liabilities arising out of any suit, action, proceeding, claim or investigation pending against or affecting the Apogee Business, the Apogee Assets, Apogee or any Apogee Contributing Affiliate relating to any act or omission occurring prior to the Closing Date, and (vii) any Liabilities relating to products sold prior to the Closing Date (whether or not distributed by the Company after the Closing Date), including, without limitation, any product warranty and product liability claims, or any refunds, credits, claims or other liabilities relating to the return of any products sold prior to the Closing Date, all of which liabilities and obligations shall remain and be obligations and liabilities solely of Apogee or the Apogee Contributing Affiliates. Apogee Excluded Liabilities shall not include the Apogee Assumed Liabilities expressly assumed by the Company pursuant to Section 2.3.

     "Apogee Facilities" means the offices, warehouses and buildings located on the Apogee Owned Real Property or on the Apogee Leased Real Property, provided,
                                                                      --------
that for the avoidance of doubt, the Apogee Facilities shall not include the NDC or any Apogee manufacturing facilities, retail auto glass locations or call center locations.

     "Apogee Field Locations" means (i) the Apogee Facilities and (ii) all branch distribution offices of Apogee located on properties identified on
Schedule 5.6(b).

     "Apogee Fixtures and Equipment" means all of the furniture, fixtures, furnishings, machinery, equipment, vehicles, computer hardware, and other tangible personal property owned or leased by Apogee or its Affiliates that is
(i) used or reserved for use exclusively in connection with the Apogee Business, and (ii) located at the Apogee Facilities, including the fixtures and equipment listed on Schedule 5.6(c) and excluding fixtures and equipment included in the Excluded Apogee Assets.

     "Apogee Leased Real Property" means the real property leased, subleased or sublicensed by Apogee or any Apogee Contributing Affiliates in connection with the Apogee Business listed on Schedule 5.6(b), excluding the leased real property included in the Excluded Apogee Assets.

     "Apogee Leases" means, collectively, (i) all material personal property leases or licenses to which Apogee or any Apogee Contributing Affiliate is a party or by which Apogee or any

Apogee Contributing Affiliate is bound relating to the Apogee Business listed on
Schedule 5.6(d) and (ii) all leases of Apogee Leased Real Property, entered in connection with the Apogee Business, as listed on Schedule 5.6(d), excluding any leases and licenses included in the Excluded Apogee Assets.

     "Apogee Owned Real Property" means all real property owned by Apogee or any Apogee Contributing Affiliate and used in connection with the Apogee Business listed on Schedule 5.6(b), excluding any real property included in the Excluded Apogee Assets.

     "Apogee Owned Real Property Leases" means the real property leases for the Apogee Owned Real Property to be executed and delivered in connection with this Agreement.

     "Apogee Real Property" includes all Apogee Owned Real Property and all Apogee Leased Real Property, in each case together with all buildings, fixtures and improvements erected thereon and appurtenances thereto.

     "Applicable Law" means, with respect to a Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates).

     "BONY Security Agreement" means the Security Agreement dated as of June 13, 2000 by and among Apogee, certain Affiliates of Apogee, and The Bank of New York.

     "Books and Records" of a Contributing Party means all business records, tangible data, documents, management information systems, files, customer lists, supplier lists, operation or maintenance manuals, bids, personnel records, invoices, sales literature, and all other books and records (collectively, "Information"), in each case to the extent related solely to the Apogee Business or the PPG Business, as applicable, at any time prior to the Closing Date; provided, however, that "Books and Records" shall exclude (i) all tax returns
--------  -------
and all worksheets, notes, files or documents primarily related thereto, wherever located, (ii) all documents prepared in connection with the transactions contemplated by this Agreement and all minute books and corporate records of that Contributing Party and its Affiliates, (iii) all Information of that Contributing Party or its Affiliates to the extent not related to the Apogee Business or the PPG Business, as applicable, (iv) any Excluded Assets or Excluded Liabilities, (v) all documents payroll records for periods prior to the Closing and (vi) any Information which is prohibited from being transferred by Applicable Law.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Contracts" means the Apogee Contracts and the PPG Contracts, as applicable.

     "Contributed Assets" means with respect to Apogee as the Contributing Party, the Apogee Assets, and with respect to PPG as the Contributing Party, the PPG Assets, or with respect to PPG and Apogee together as Contributing Parties, the Apogee Assets and the PPG Assets, as the context requires.

     "Contributed Business" means with respect to Apogee as the Contributing Party, the Apogee Business, and with respect to PPG as the Contributing Party, the PPG Business.

     "Contributing Party" shall mean Apogee or PPG, as the context requires.

     "Employee Other Benefit Plans" means all employee benefit plans, contracts, agreements, practices, policies or arrangements, written or oral, and whether or not subject to ERISA, which a Person maintains, contributes to, or is a party to or otherwise has or could have any obligation under or with respect to, including, without limitation, the following plans: all employment, vacation, severance, change-in-control and fringe benefit plans; all stock option, stock bonus, and stock purchase programs; all retirement income, bonus, profit sharing, gain sharing, deferred compensation, retention bonus or other similar plans, other than Employee Pension Plans or Employee Welfare Plans.

     "Employee Pension Plans" means "employee pension benefit plans" (as that term is defined in Section 3(2) of ERISA).

     "Employee Plans" means all Employee Welfare Plans, Employee Pension Plans and Employee Other Benefit Plans.

     "Employee Transfer Date" means the first day of the month immediately following the Lease Termination Date.

     "Employee Welfare Plans" means "employee welfare benefit plans" (as that term is defined in Section 3(1) of ERISA).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" of any Person means any other Person that, together with such Person as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under Section 414 of the Code.

     "Environmental Claims" means any and all Liabilities, claims, suits, losses, Environmental Losses (including, without limitation, remediation, removal, response, mitigation, abatement, cleanup, investigative and/or monitoring costs and any other related costs and expenses), other causes of action or enforcement actions recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, prejudgment and postjudgment interest and reasonable attorneys' fees (i) pursuant to any agreement, order, notice, requirement, injunction, judgment or similar documents (including settlements) arising out of or in connection with any Environmental Conditions or Environmental Laws, and (ii) pursuant to any claim by a Governmental Authority or other Person or entity for personal injury, real or personal property damage, damage to natural resources, remediation, or similar costs or expenses incurred or asserted by such entity or Person pursuant to common law, statute, or any Environmental Conditions or Environmental Laws.

     "Environmental Conditions" means any conditions affecting the state of the environment or workplace health or safety, including natural resources (e.g., flora and fauna), soil, surface water, groundwater, any present or potential drinking water supply, subsurface strata or ambient air, and which relate to or arise out of the use, handling, storage, treatment, recycling, generation, transportation, Release, Threatened Release or disposal of Hazardous Materials by any Contributing Party or any of their respective predecessors.

     "Environmental Laws" shall mean all U.S. and national, federal, state, local and foreign laws, statutes, regulations, codes, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations and all common law concerning public health, worker health and safety and pollution or protection of the environment, natural resources, air quality, soil quality, water quality, hazardous waste, hazardous or toxic substances or the protection of human health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. (S) 9601 et seq.), as
                                                              -- ---
amended, the Superfund Amendments and Reauthorization Act of 1986 ("SARA") (Pub.
L. No. 99-499, October 17, 1986), as amended, the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), as amended, the Safe Drinking Water
                                -- ---
Act (42 U.S.C. (S) 201 et seq.), as amended, the Resource Conservation and
                       -- ---
Recovery Act ("RCRA") (42 U.S.C. (S) 6901 et seq.), as amended, the Clean Air
               ----                       -- ---
Act (42 U.S.C. (S) 7401 et seq.), as amended, and the Toxic Substances Control
                        -- ---
Act ("TSCA") (15 U.S.C. (S) 2601 et seq.), as amended, the Hazardous Material
                                 -- ---
Transportation Act ("HMTA") (49 U.S.C. (S) 1801 et seq.), as amended, the
                                                -- ---
Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. 136 et seq.), as
                                                                -- ---
amended, the Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.), as
                                                                   -- ---
amended, and any analogous national, foreign, state or local laws, statutes, codes, ordinances and the regulations promulgated pursuant thereto, as each of these laws may have been amended through the date of this Agreement and all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, Threatened Release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, Hazardous Materials, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now, or to the extent applicable to facts or circumstances existing prior to or as at the Closing Date.

     "Environmental Losses" shall mean (i) all Losses resulting from the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transportation or handling, or the emission, discharge, Release or Threatened Release into the environment of any Hazardous Material at any Apogee Real Property or PPG Real Property, as the case may be, in violation of any Environmental Laws and (ii) all Losses resulting from the presence of any Hazardous Materials at any location other than the Apogee Real Property or PPG Real Property, as the case may be, containing Hazardous Materials disposed of from the Apogee Real Property or PPG Real Property, as the case may be, or any off-site migration, leaking, leaching, flowing, emitting or other movement of Hazardous Materials from any such location.

     "Environmental Remediation Costs" means all costs and expenses relating to activities or actions required by Environmental Laws, orders by a Governmental Authority or environmental, health and safety policies adopted by the Company in accordance with the terms of the LLC Agreement, to (i) clean up or remove Hazardous Materials from the environment, (ii) prevent, minimize or mitigate the movement, leaching, Release, Threatened Release, or migration of Hazardous Materials into the environment, or mitigate the injury or damage therefrom,
(iii) clean up, remediate or close any Apogee Facility or PPG Facility, as the case may be, or any Apogee Real Property or PPG Real Property, as the case may be, or (iv) comply with the requirements of any Environmental Laws or permits relating to any Apogee Facility, PPG Facility, Apogee Real Property or PPG Real Property, as the case may be. Environmental Remediation Costs include, without limitation, reasonable costs and expenses payable in connection with the foregoing for legal, engineering or other related services; for investigation, testing, sampling and monitoring; for boring, excavation and construction; for removal, modification or replacement of equipment or facilities; for labor and material; and for proper storage, treatment or disposal of Hazardous Materials.

     "Equity Percentage" has the meaning given to it in the LLC Agreement.

     "Excluded Liabilities" means the Apogee Excluded Liabilities and the PPG Excluded Liabilities.

     "Facilities" means the Apogee Facilities and the PPG Facilities.

     "GAAP" means generally accepted accounting principles in the United States, consistently applied.

     "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, law enforcement authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

     "Hazardous Materials" means each and every element, compound, chemical mixture, contaminant, pollutant, material (including, without limitation, asbestos, petroleum and petroleum products, mercury, chromium, lead and polychlorinated biphenyls), waste or other substance which is defined, determined or identified as hazardous or toxic under any Applicable Law or the Release or Threatened Release of which is prohibited under any Applicable Law. Without limiting the generality of the foregoing, the term will include (i) "hazardous substances" as defined in CERCLA and regulations promulgated thereunder, (ii) "extremely hazardous substances" as defined in SARA, each as amended, and regulations promulgated thereunder, (iii) "hazardous waste" as defined in RCRA, and regulations promulgated thereunder, (iv) "hazardous materials" as defined in the HMTA and regulations promulgated thereunder and

(v) "chemical substance or mixture" as defined in the TSCA and regulations promulgated thereunder.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     "Inventory" of a Contributing Party means all inventory (excluding products shipped prior to the Closing Date but not invoiced) relating to the Apogee Business or the PPG Business, as applicable, held for resale and all raw materials, work in process, finished products, wrapping supply and packaging items and similar items with respect to the Apogee Business or the PPG Business, as applicable, in each case wherever the same may be located, unless otherwise specified in this Agreement; it being understood that the Contributing Parties shall be responsible to invoice customers for products sold prior to the Closing Date.

     "IRS" means the Internal Revenue Service.

     "Judgment" includes any judicial or administrative judgment, order, writ, injunction, decree or award.

     "Leased Employees Agreements" means the Apogee Leased Employees Agreement and the PPG Leased Employees Agreement.

     "Leased Real Property" means the Apogee Leased Real Property and the PPG Leased Real Property.

     "Leasing Period Termination Date" means the last day of the month occurring at least sixty (60) days following the Closing Date.

     "Liability" means, with respect to any Person, any liability, expense or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

     "Lien" includes any mortgage, lien, pledge, security interest, conditional sale agreement, charge, claim, easement, right, condition, restriction or other encumbrance or defect of title of any nature whatsoever (including without limitation, any assessment, charge or other type of notice which is levied or given by any Governmental Authority and for which a lien could be filed).

     "Losses" means any and all costs, losses, Taxes, Liabilities, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including without limitation interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including without limitation any clean-up or remedial action), losses resulting from any shutdown or curtailment of operations, damages to the environment, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing.

     "Material Adverse Effect on Apogee" or "Material Adverse Change to Apogee" or similar phrase means a material adverse change in, or effect on, (a) the business, operations, affairs, financial condition, results of operations, assets, Liabilities, reserves or any other aspect of the Apogee Assets or the Apogee Business, taken as a whole, or (b) the right or ability of Apogee or any Apogee Contributing Affiliate to consummate any of the transactions contemplated hereby.

     "Material Adverse Effect on the Company or Material Adverse Change to the Company" or similar phrase means any facts or circumstances that would result in a material adverse change in, or effect on, the business, operations, affairs, financial condition, results of operations, assets, Liabilities, reserves or any other aspect of the Company, taken as a whole, assuming consummation of the transactions contemplated hereby.

     "Material Adverse Effect on PPG" or "Material Adverse Change to PPG" or similar phrase means a material adverse change in, or effect on, (a) the business, operations, affairs, financial condition, results of operations, assets, Liabilities, reserves or any other aspect of the PPG Assets or the PPG Business, taken as a whole, or (b) the right or ability of PPG to consummate any of the transactions contemplated hereby.

     "Members" has the meaning given to it in the LLC Agreement.

     "Membership Interest" has the meaning given to it in the LLC Agreement.

     "NDC" means the national distribution center of Apogee located in Owatonna, Minnesota.

     "Owned Real Property" means the Apogee Owned Real Property and the PPG Owned Real Property.

     "Owned Real Property Leases" means the Apogee Owned Real Property Leases and the PPG Owned Real Property Leases.

     "Permitted Liens" means (a) Liens for Taxes or charges or claims by a Governmental Authority (i) not yet due and payable or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (b) statutory Liens of landlords, Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (c) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (d) easements, rights of way and other imperfections of title or encumbrances that are a matter of public record and do not materially affect the marketability of the property subject thereto or materially interfere with the present or proposed use of such property and (e) other encumbrances or minor matters that individually or in the aggregate are not substantial in amount and do not detract from or interfere with the value or the present or intended use of the Contributed Asset(s) to which such encumbrance(s) relate(s).

     "Person" means and includes an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, or any entity similar to any of the foregoing.

     "PPG Contracts" means all contracts, agreements, leases, licenses, sales and purchase orders, commitments and other instruments of any kind, whether written or oral, to which PPG is a party as of the Closing Date and which relate exclusively to the PPG Business or which exclusively affect the PPG Assets, including, but not limited to, the contracts listed on Schedule 6.7(a).

     "PPG Employee" means any full-time or part-time employee, consultant or independent contractor of PPG whose services relate exclusively to the PPG Business.

     "PPG Excluded Liabilities" means all Liabilities of PPG or any of its Affiliates not expressly assumed by the Company as a PPG Assumed Liability pursuant to Section 2.3, including without limitation all Liabilities of PPG or any of its Affiliates: (i) arising out of, based upon events or circumstances occurring in connection with or resulting from the operation or ownership of the PPG Business or the PPG Assets prior to the Closing Date or (ii) relating to any of the Excluded PPG Assets, except, in each case, to the extent such Liabilities are otherwise included in the Assumed Liabilities. PPG Excluded Liabilities shall include, without limitation, (i) (A) any Environmental Claims or any Environmental Remediation Costs arising out of, based on or resulting from, conditions (including Environmental Conditions) or circumstances existing or occurring on or prior to the Closing Date relating in any way to the PPG Business, the PPG Facilities or PPG Real Property (including, without limitation, any violation by PPG or any Affiliate thereof of any Applicable Law or any permit relating to the PPG Facilities, PPG Business or the PPG Real Property), even if such conditions, Environmental Conditions or circumstances are not discovered or an Environmental Claim with respect thereto is not asserted until after the Closing Date and (B) any transportation of Hazardous Materials or other materials to an off-site facility or the handling, storage, treatment or disposal of Hazardous Materials or other materials at an off-site facility by or on behalf of PPG or any Affiliate thereof, or any Release or Threatened Release of such Hazardous Materials or other materials occurring at any off-site facility by or on behalf of PPG or any Affiliate thereof arising out of, based on or resulting from, conditions (including Environmental Conditions) or circumstances existing or occurring on or prior to the Closing Date relating in any way to the PPG Business, the PPG Facilities or PPG Real Property (including, without limitation, any violation by PPG or any Affiliate thereof of any Applicable Law or any permit relating to the PPG Facilities, PPG Business or the PPG Real Property), even if such conditions, Environmental Conditions or circumstances are not discovered until after the Closing Date,
(ii) any obligations under the PPG Contracts accruing prior to the Closing Date,
(iii) subject to Article IX hereof, any obligations arising under any current or prior Employee Plan of PPG or its ERISA Affiliates, (iv) any and all

Liens and encumbrances (except Permitted Liens) on any of the PPG Assets as of the Closing Date, (v) any and all PPG Taxes with respect to periods (or portions thereof) ending on or before the Closing Date, (vi) any Liabilities arising out of any suit, action, proceeding, claim or investigation pending against or affecting the PPG Business, the PPG Assets or PPG relating to any act or omission occurring prior to the Closing Date, and (vii) any Liabilities relating to products sold prior to the Closing Date (whether or not distributed by the Company after the Closing Date), including, without limitation, any product warranty and product liability claims, or any refunds, credits, claims or other liabilities relating to the return of any products sold prior to the Closing Date, all of which liabilities and obligations shall remain and be obligations and liabilities solely of PPG. Notwithstanding the foregoing, the PPG Excluded Liabilities shall not include the PPG Assumed Liabilities expressly assumed by the Company pursuant to Section 2.3.

     "PPG Facilities" means the offices, warehouses and facilities located on the PPG Owned Real Property or PPG Leased Real Property; provided, that for the avoidance of doubt, the PPG Facilities shall not include the PPG manufacturing facilities including Chillicothe, Ohio and any central distribution centers.

     "PPG Field Locations" means (i) the PPG Facilities and (ii) all branch distribution offices of the PPG Business located on properties identified on
Schedule 6.6(b).

     "PPG Fixtures and Equipment" means all of the furniture, fixtures, furnishings, machinery, equipment, vehicles, computer hardware, and other tangible personal property owned or leased by PPG or its Affiliates that is (i) used or reserved for use exclusively in connection with the PPG Business, and
(ii) located at the PPG Facilities; including the fixtures and equipment listed on Schedule 6.6(c) and excluding fixtures and equipment included in the Excluded PPG Assets.

     "PPG Leased Real Property" means the real property leased, subleased or sublicensed by PPG in connection with the PPG Business listed on Schedule 6(b), excluding the leased real property included in the Excluded PPG Assets.

     "PPG Leases" means, collectively, (i) all material personal property leases or licenses to which PPG is a party or by which PPG is bound relating to the PPG Business listed on Schedule 6(d), and (ii) all leases of PPG Leased Real Property, entered in connection with the PPG Business, as listed on Schedule 6(d), excluding any leases and licenses included in the Excluded PPG Assets.

     "PPG Owned Real Property" means the real property owned by PPG and used in connection with the PPG Business listed on Schedule 6(b), excluding any real property included in the Excluded PPG Assets.

     "PPG Owned Real Property Leases" means the real property leases for the PPG Owned Real Property to be executed and delivered in connection with this Agreement.

     "PPG Owned Trucks" means the delivery trucks owned by PPG and used exclusively in connection with the PPG Business.

     "PPG Real Property" includes all PPG Owned Real Property and all PPG Leased Real Property, in each case together with all buildings, fixtures and improvements erected thereon and appurtenances thereto.

     "Prepaid Expenses" means the prepaid charges and expenses of a Contributing Party, including, without limitation, any such charges and expenses with respect to ad valorem taxes, leases and rentals and utilities, but excluding any prepaid insurance premiums.

     "Proceedings" means actions, suits, hearings, arbitrations, proceedings (public or private) or investigations that have been brought by or against any Governmental Authority or any other Person.

     "Release" or "Threatened Release" shall have the meaning given to such terms in CERCLA and regulations promulgated thereto.

     "Representative" means any officer, director, principal, attorney, agent, employee or other representative.

     "Required Consents" means the Required Apogee Contractual Consents and the Required PPG Contractual Consents.

     "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, value added, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any Governmental Authority, domestic or foreign, responsible for the imposition of any such tax.

     "Tax Returns" means all returns, declarations, reports, estimates, information returns, and statements, forms or other information required to be filed with respect to any Tax.

     "Unrealized Increment" means internal profit that is generated by transferring inventoriable product within a company at a transfer price which exceeds inventoriable cost; the amount of such Unrealized Increment is the difference between inventoriable cost at the producing/shipping unit and the inventoriable cost at the receiving unit, less applicable freight.

     In addition to those terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

          Term                                             Section
          ----                                             -------

          AMG                                              Recitals
          Agreement                                        Recitals
          Apogee                                           Recitals
          Apogee Assets                                         2.1
          Apogee Assumed Liabilities                            2.3
          Apogee Business                                  Recitals
          Apogee Indemnified Parties                           11.3
          Apogee Leased Employees Agreement                     4.4
          Apogee Leased Real Property                           5.6
          Apogee Permits                                        5.8
          Apogee Transition Services Agreement                  4.3
          Apogee Taxes                                          2.5
          Assumed Liabilities                                   2.3
          Claimant                                             11.6
          Closing                                               4.1
          Closing Date                                          4.1
          Closing Date Contribution Balance Sheet               3.2
          Closing Date Net Assets                               3.2
          Closing Date Receivables                              8.4
          Closing Date Relative Asset Percentage                3.2
          Common Obligor                                        8.4
          Company                                          Recitals
          Company/Apogee Indemnified Parties                   11.4
          Company Business                                 Recitals
          Company Defined Benefit Plans                         9.3
          Company Fund                                          9.3
          Company Nonqualified Plan                             9.3
          Company/PPG Indemnified Parties                      11.2
          Contract Restructuring                                7.1
          Contributed Business Employees                        9.1
          Contribution Consideration                            3.1
          Contribution Equalization Payment                     3.2
          Contribution Excess                                   3.2
          Contribution Shortfall                                3.2
          Curvlite Supply Agreement                             4.2
          Dispute                                             13.11
          Dover                                            Recitals
          Environmental Information                             7.4
          Excluded Apogee Assets                                2.2
          Excluded Assets                                       2.2
          Excluded PPG Assets                                   2.2

          Expert                                                3.3
          Final Closing Date Contribution Balance Sheet         3.2
          Glass Depot                                      Recitals
          Glass Depot New York                             Recitals
          Harmon Glass Supply Agreement                         4.2
          Harmon Glass                                     Recitals
          Indemnifying Party                                   11.6
          Inventory Sampling List                               3.2
          June 2000 Trial Balance                               3.2
          LLC Agreement                                    Recitals
          Leased Employees                                      9.2
          Leasing Period                                        9.1
          NDC Transition Agreement                              4.4
          Objection                                             3.2
          Physical Inventory Tolerance                          3.2
          PPG                                              Recitals
          PPG Assets                                            2.1
          PPG Assumed Liabilities                               2.3
          PPG Business                                     Recitals
          PPG Consent to Security Interest                      4.3
          PPG Credit Agreement                                  4.2
          PPG Defined Benefit Plans                             9.3
          PPG Greensboro Plan                                   9.3
          PPG Indemnified Parties                              11.5
          PPG Lansing Plan                                      9.3
          PPG Leased Employees Agreement                        4.5
          PPG Memphis Plan                                      9.3
          PPG Nonqualified Plan                                 9.3
          PPG Nonunion Hourly Plan                              9.3
          PPG Salaried Plan                                     9.3
          PPG Services Agreement                                4.5
          PPG Supply Agreement                                  4.2
          PPG Taxes                                             2.5
          PPG Transition Services Agreement                     4.5
          Requested Contributing Party                          3.2
          Requesting Contributing Party                         3.2
          Required Apogee Contractual Consent                   5.8
          Sampling Date                                         3.2
          Sampling Locations                                    3.2
          10/31 Net Assets                                      3.2
          10/31 Contribution Balance Sheet                      3.2
          10/31 Relative Asset Percentage                       3.2
          Transferred Employees                                 9.1
          Union Employees                                       9.1

                                  Article II
               Contribution of Assets; Assumption of Liabilities
               -------------------------------------------------

     Section 2.1.  Agreement to Contribute and Accept.  Upon the terms and
                   ----------------------------------
subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements herein set forth, the Contributing Parties shall initially contribute to the Company the following:

            (a) Apogee shall, and shall cause its Apogee Contributing Affiliates to, convey, transfer, assign and deliver to the Company on the Closing Date, and the Company shall accept from Apogee or such Apogee Contributing Affiliates, free and clear of all Liens, other than Permitted Liens, and not subject to any Liabilities or obligations other than the Assumed Liabilities, all of Apogee's (or such Apogee Contributing Affiliate's) right, title and interest in the assets that are (y) used or reserved for use exclusively in the operation of the Apogee Business and are located at the Apogee Field Locations, or (z) specifically identified on Schedule 2.1(a) hereof, except to the extent included in the Excluded Apogee Assets (collectively, the "Apogee Assets"), including, without limitation, all of Apogee's (or such Apogee Contributing Affiliate's) right, title and interest in the following assets to the extent used or reserved for use exclusively in the operation of the Apogee Business:

               (i)    Apogee Fixtures and Equipment;

               (ii)   Apogee Contracts;

               (iii) Subject to Section 3.2 and Section 3.3, Inventory used exclusively in the operation of the Apogee Business and located at the Apogee Field Locations;

               (iv)   Prepaid Expenses relating exclusively to the Apogee
          Business;

               (v)    Apogee Facilities;

               (vi)   Apogee Leases;

               (vii) All of Apogee's or any Apogee Contributing Affiliate's rights, claims, credits, causes of action or rights of setoff against third parties exclusively relating to insurance coverage covering or relating to the Apogee Business with respect to events occurring or claims arising prior to the Closing Date, but only to the extent such coverage and any proceeds therefrom covers or relates to any of the Assumed Liabilities or any pre-Closing liabilities or obligations of the Apogee Business to which the Company becomes subject notwithstanding the provisions of this Agreement;

               (viii) All of Apogee's or any Apogee Contributing Affiliate's rights, claims, credits, causes of action or rights of setoff against third parties exclusively relating to the Apogee Business, whether liquidated or unliquidated, fixed or contingent, including claims pursuant to all warranties, representations and guaranties made by suppliers, manufacturers, contractors and other third parties in connection with products or services purchased by or furnished to Apogee or such Apogee Contributing Affiliate in connection with the Apogee Business and affecting any of the Apogee Assets, but excluding any such rights, claims, credits, causes of action or rights of setoff to the extent they relate to the Excluded Apogee Assets or the Apogee Excluded Liabilities;

               (ix) All franchises, licenses, permits or other authorizations issued or granted by any Governmental Authority that are owned by, granted to or held or used by Apogee or any Apogee Contributing Affiliate exclusively in connection with the Apogee Business, in each case to the extent transferable;

               (x) All Books and Records of Apogee and the Apogee Contributing Affiliates relating exclusively to the Apogee Business, provided, that Apogee or the applicable Apogee Contributing Affiliate
          --------
          shall have the option to retain any such Books and Records contingent on providing the Company with copies of such Books and Records;

               (xi) Receivables identified on Schedule 2.1(a)(xi) as of the Closing Date, which receivables will be reflected on the Closing Date Contributed Balance Sheet of Apogee prepared in accordance with
          Section 3.2; provided, that Apogee shall not have written off such
                       --------
          receivables, nor taken any reserve against such receivables, on the Closing Date Contributed Balance Sheet; and

               (xii) Except for the Excluded Apogee Assets, all other assets and properties of Apogee or any Apogee Contributing Affiliate to the extent used in exclusively the Apogee Business.

     In no event shall "Apogee Assets" include any of the Excluded Apogee
     Assets.

          (b) PPG shall convey, transfer, assign and deliver to the Company on the Closing Date, and the Company shall accept from PPG, free and clear of all Liens, other than Permitted Liens, and not subject to any Liabilities or obligations other than the Assumed Liabilities, all of PPG's right, title and interest in the assets that are (y) used or reserved for use exclusively in the operation of the PPG Business and are located at the PPG Field Locations or (z) specifically identified on Schedule 2.1(b) hereto, except to the extent included in the Excluded PPG Assets (collectively, the "PPG Assets"), including, without limitation, all of PPG's right, title and interest in the following assets to the extent used exclusively in the operation of the PPG Business:

               (i)    PPG Fixtures and Equipment;

               (ii)   PPG Contracts;

               (iii) Subject to Section 3.2 and Section 3.3, Inventory used exclusively in the operation of the PPG Business and located at the PPG Field Locations (which Inventory shall be contributed net of any Unrealized Increment and LIFO amount taken as a reserve with respect to such Inventory reflected in PPG's Books and Records);

               (iv)   Prepaid Expenses relating exclusively to the PPG Business;

               (v)    PPG Facilities;

               (vi)   PPG Leases;

               (vii) All of PPG's rights, claims, credits, causes of action or rights of setoff against third parties exclusively relating to insurance coverage covering or relating to the PPG Business with respect to events occurring or claims arising prior to the Closing Date, but only to the extent such coverage and any proceeds therefrom covers or relates to any of the Assumed Liabilities or any pre-Closing liabilities or obligations of the PPG Business to which the Company becomes subject notwithstanding the provisions of this Agreement;

               (viii) All of PPG's rights, claims, credits, causes of action or rights of setoff against third parties relating exclusively to the PPG Business, whether liquidated or unliquidated, fixed or contingent, including claims pursuant to all warranties, representations and guaranties made by suppliers, manufacturers, contractors and other third parties in connection with products or services purchased by or furnished to PPG in connection with the PPG Business and affecting any of the PPG Assets, but excluding any such rights, claims, credits, causes of action or rights of setoff to the extent they relate to the Excluded PPG Assets or the PPG Excluded Liabilities;

               (ix) All franchises, licenses, permits or other authorizations issued or granted by any Governmental Authority that are owned by, granted to or held or used by PPG exclusively in connection with the PPG Business, whether or not actually utilized by PPG, in each case to the extent transferable;

               (x) All Books and Records of PPG relating exclusively to the PPG Business, provided, that PPG shall have the option to retain any
                        --------
          such Books and Records contingent on providing the Company with copies of such Books and Records;

               (xi) Receivables identified on Schedule 2.1(b)(xi) as of the Closing Date, which receivables will be reflected on the Closing Date Contributed Balance Sheet of PPG prepared in accordance with Section 3.2; provided, that PPG shall not have written off such receivables,
               --------
          nor taken any reserve against such receivables, on the Closing Date Contribution Balance Sheet; and

               (xii) Except for the Excluded PPG Assets, all other assets and properties of PPG to the extent used exclusively in the PPG Business.

     In no event shall "PPG Assets" include any of the Excluded PPG Assets.

     Section 2.2.  Excluded Assets.  The Contributed Assets shall not include
                   ---------------
the following specifically enumerated Excluded Assets:

             (a) Apogee, including any Affiliate of Apogee (including the Apogee Contributing Affiliates), shall not contribute (i) any shares of Common Stock of any Apogee Contributing Affiliate, (ii) any accounts receivable relating to or arising in connection with the Apogee Business prior to the Closing (except receivables to be contributed to the Company pursuant to Section 2.1(a)(xi)), but subject to the Company's obligations in respect of collecting accounts receivable of the Apogee Business pursuant to Section 8.4, (iii) any computer hardware or software not used exclusively in the Apogee Business and any computer hardware or software located at the headquarters facilities of Apogee (regardless of whether such software or hardware is used exclusively in the Apogee Business), (iv) all rights and interests under (including those of sponsor and administrator, as applicable), and all assets of, any employee benefit plan maintained by Apogee or its Affiliates, or ERISA Affiliates, including, without limitation, any Employee Plan, except to the extent otherwise explicitly provided in accordance with Article IX hereof, (v) any Apogee Contracts and any Apogee Leases not used exclusively in the Apogee Business, (vi) any Apogee Contract or Apogee Leases for which Required Consents were not obtained as of the Closing Date (it being understood that the benefits and obligations of such Apogee Contracts and Apogee Leases shall be assigned to the Company to the extent such contract has been restructured as contemplated by Section 7.1 hereof and such Contracts will be assigned to the Company if the Required Consents relating thereto are obtained after Closing); (vii) all Apogee franchise tax registrations and sales and use tax permits, (viii) all Apogee Tax refunds and credits attributable to periods (or portions thereof) ending on or before the Closing, (ix) all of Apogee and its Affiliates' rights, claims, credits, causes of action or rights of setoff against third parties relating to insurance coverage covering the Apogee Business with respect to events occurring or claims arising prior to the Closing Date, except to the extent included in the Apogee Assets pursuant to Section 2.1(a)(vii), (x) cash (other than petty cash located at the Field Locations), bank accounts, cash equivalents and other similar types of investments, certificates of deposit, U.S. Treasury bills and other marketable securities that exist on the Closing Date, (xi) any assets of Apogee or its Affiliates used in the performance of the Ancillary Agreements to which Apogee or any such Affiliate is a party, (xii) the NDC or the NDC Inventory (as defined in the NDC Transition Agreement) and all assets, including inventory, of Viracon/Curvlite, Inc., (xiii) any and all assets, including inventory, of or relating to the retail operations of the Harmon Retail and Harmon Solutions business units of Harmon Glass, (xiv) any lease relating to real property used for regional managers or equivalent positions, and corporate headquarters locations unless such lease is identified on Schedule 5.6(b),
     (xv) all trademarks and tradenames, (xvi) all web sites and domain names and (xvii) assets relating to any

     Apogee Facilities shut down prior to the date hereof (collectively, the "Excluded Apogee Assets").

             (b) PPG, including any Affiliate of PPG, shall not contribute (i) any accounts receivable relating to or arising in connection with the PPG Business prior to the Closing (except receivables to be contributed to the Company pursuant to Section 2.1(b)(xi)) subject to the Company's obligations in respect of collecting accounts receivable of the PPG Business pursuant to Section 8.4; (ii) any computer hardware or software not used exclusively in the PPG Business and any computer hardware or software not located at the PPG Facilities (regardless of whether such software or hardware is used exclusively in the PPG Business), (iii) all rights and interests under (including those of sponsor and administrator, as applicable), and all assets of, any employee benefit plan maintained by PPG or its Affiliates, or ERISA Affiliates, including, without limitation, any Employee Plan, except to the extent otherwise explicitly provided in accordance with Article IX hereof, (iv) any PPG Contracts and any PPG Leases not used exclusively in the PPG Business, (v) any PPG Contract or PPG Leases for which Required Consents were not obtained as of the Closing Date (it being understood that the benefits and obligations of such PPG Contracts and PPG Leases shall be assigned to the Company to the extent such contract has been restructured as contemplated by Section 7.1 hereof and such Contracts will be assigned to the Company if the Required Consents relating thereto are obtained after Closing); (vi) all PPG franchise tax registrations and sales and use tax permits, (vii) all PPG Tax refunds and credits attributable to periods (or portions thereof) ending on or before the Closing, (viii) all of PPG or its Affiliates' rights, claims, credits, causes of action or rights of setoff against third parties relating to insurance coverage covering the PPG Business with respect to events occurring or claims arising prior to the Closing Date, except to the extent included in the PPG Assets pursuant to Section 2.2(a)(vii), (ix) cash (other than petty cash located at the Field Locations), bank accounts, cash equivalents and other similar types of investments, certificates of deposit, U.S. Treasury bills and other marketable securities that exist on the Closing Date, (x) any assets of PPG or its Affiliates used in the performance of the Ancillary Agreements to which PPG or any such Affiliate is a party; (xi) any and all inventory and other assets relating to PPG hydrophobic products (a/k/a Aquapel Glass Treatment), (xii) all assets, including inventory, of (or located at) PPG's manufacturing facilities including Chillicothe, Ohio and any central distribution centers (xiii) all patents, trademarks and tradenames and other intellectual property, except to the extent specifically licensed to the Company pursuant to this Agreement or the Ancillary Agreements, (xiv) all web sites and domain names, (xv) any lease relating to real property used for regional manager or equivalent positions, and corporate headquarters locations unless such lease is identified on Schedule 6.6(b), (xvi) the PPG Owned Trucks (it being understood that the Company shall purchase the PPG Owned Trucks from PPG after Closing as set forth in Section 3.4 hereof); and (xvii) assets relating to any PPG Facilities shut down prior to the date hereof (collectively, the "Excluded PPG Assets" and, together with the Excluded Apogee Assets, the "Excluded Assets").

     Section 2.3.  Assumption of Liabilities  .  Upon the terms and subject to
                   -------------------------
the conditions of this Agreement and in reliance upon the representations, warranties and agreements herein set forth, the Company, effective as of the Closing, will assume and perform and in due course pay and discharge the following Liabilities of the Contributing Parties (which, with respect to Apogee, shall include the Apogee Contributing Affiliates) (collectively, the "Assumed Liabilities"):

             (a) any amounts payable under any Apogee Contract or any PPG Contract Party arising out of the operation of the Company after the Closing Date;

             (b) all Liabilities in respect of accrued vacation for Apogee Employees or PPG Employees, to the extent such Liabilities are reflected on the Closing Date Contributed Balance Sheet of PPG or Apogee, as applicable, prepared in accordance with Section 3.2; and

             (c) any Liabilities expressly assumed by the Company in accordance with Article IX hereof.

The Assumed Liabilities described above that relate to the Apogee Business being contributed to the Company are referred to herein as the "Apogee Assumed Liabilities" and the Assumed Liabilities described above that relate to the PPG Business being contributed to the Company are referred to as the "PPG Assumed Liabilities." Except as expressly set forth in this Section 2.3, the Company shall not assume, and nothing contained in this Agreement shall be construed as an assumption by the Company of, any liabilities, obligations or undertakings of Apogee or its Affiliates or PPG or its Affiliates of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown, due or to become due, unliquidated or otherwise, including without limitation, any Apogee Excluded Liabilities or PPG Excluded Liabilities.

     Section 2.4.  Prorations.  On the Closing Date, or as promptly as
                   ----------
practicable following the Closing Date, but in no event later than sixty (60) calendar days thereafter, the real and personal property Taxes, water, gas, electricity and other utilities, common area maintenance reimbursements to lessors, local business or other license fees or taxes, merchants' association dues, customer rebates and other similar periodic charges payable with respect to (i) the Apogee Assets or the Apogee Business shall be prorated between Apogee or the Apogee Contributing Affiliate, as applicable, and the Company and (ii) the PPG Assets or the PPG Business shall be prorated between PPG and the Company, in each case effective as of the Closing. To the extent practicable, utility meter readings for the Facilities shall be determined as of the Closing. If the final real property Tax rate or final assessed value for the current Tax year is not established by the Closing Date, the prorations shall be made on the basis of the rate or assessed value in effect for the preceding Tax year and shall be adjusted as such time as the exact amounts are determined.

     Section 2.5.  Taxes.  Except as otherwise provided in this Agreement, all
                   -----
Taxes in respect of (i) the Apogee Assets and the Apogee Business for the period or portions of periods ending prior to the Closing Date shall be borne by Apogee or its Apogee Contributing Affiliate, as applicable ("Apogee Taxes") and (ii) the PPG Assets and the PPG Business for the period or portions of periods ending prior to the Closing Date shall be borne solely by PPG ("PPG Taxes") and, in each case, not by the Company. Except as otherwise provided in this Agreement, all

Taxes in respect of the Apogee Assets and the PPG Assets for the period or portions of periods beginning on or after the Closing shall be borne by the Company or, to the extent that the Company is taxed as a pass-through entity, by the Members pursuant to the terms of the LLC Agreement.

     Section 2.6.  Rents.
                   -----

          (a) Apogee or the applicable Apogee Contributing Affiliate shall pay rent under the Apogee Leases through the end of the calendar month in which the Closing Date occurs, and the Company shall reimburse Apogee or such Apogee Contributing Affiliate for such rent accrued commencing with the Closing Date through the end of such month as part of the post-Closing proration.

          (b) PPG shall pay rent under the PPG Leases through the end of the calendar month in which the Closing Date occurs, and the Company shall reimburse PPG for such rent accrued commencing with the Closing Date through the end of such month as part of the post-Closing proration.

                                  Article III
          Contribution Consideration; Payment for Contribution Excess
          -----------------------------------------------------------

     Section 3.1.  Contribution Consideration.  In consideration for the
                   --------------------------
contribution and assignment to the Company of the Contributed Assets hereunder, in addition to the Company's assumption of the Assumed Liabilities, the Company shall issue to Apogee (or, subject to the transfer restrictions in the LLC Agreement, the Apogee Contributing Affiliate designated by Apogee) a Membership Interest representing an Equity Percentage equal to thirty-four percent (34%) of the Company and shall issue to PPG a Membership Interest representing an Equity Percentage equal to sixty-six percent (66%) of the Company (the "Contribution Consideration").

     Section 3.2.  Company Payment based on Contribution Excess.
                   --------------------------------------------

          (a) Prior to June 15, 2000, each Contributing Party will prepare and deliver to the other Contributing Party a list identifying all locations for Inventory to be included in such Contributing Party's Contributed Assets and setting forth the estimated book value of such Inventory by location based on such Contributing Party's most recent month end Inventory balances (with respect to each Contributing Party's list, the "Inventory Sampling List"), and each Contributing Party will select ten
     (10) locations from the other Contributing Party's Inventory Sampling List (in each case, the "Sampling Locations") and notify the other Contributing Party of the selections no later than June 19, 2000. Commencing upon the close of business on the calendar month end for June, 2000 for each Contributing Party (the "Sampling Date"), each Contributing Party shall perform a physical inventory at the ten (10) Sampling Locations selected by the other Contributing Party in accordance with the following:

                   (1) As soon as practicable but in no event more than five (5) days after the Sampling Date, each Contributing Party will prepare a month end inventory balance dated as of the Sampling Date (the "June 2000 Trial Balance"); it being understood that the June 2000 Trial Balance shall not be adjusted in any way in connection with the Inventory Sampling conducted pursuant to this Agreement.

               (2) Sampling shall be conducted according to mutually agreed-upon procedures established by the Contributing Parties prior to the applicable Sampling Date, to determine the extent (if any) by which the aggregate valuation (physical quantities priced consistently with such Contributing Party's past policies and practices) of the actual Inventory observed at the applicable Sampling Locations is less than or greater than the aggregate valuation (as reflected on such Contributing Party's June 2000 Trial Balance) of the Inventory reported by a Contributing Party on its June 2000 Trial Balance to be located at such Sampling Locations; any such shortfall or excess shall be compared to the aggregate book value of the Inventory reported to be located at such Sampling Locations as set forth in the applicable June 2000 Trial Balance, and shall be expressed in the form of a percentage thereof (any such shortfall or excess herein referred to as the "Physical Inventory Tolerance").

               (3) Sampling at each Sampling Location shall be supervised by a mutually agreed-upon third-party consultant (in each case to be selected by the other Contributing Party).

               (4) Results of all sampling shall be provided to the other Contributing Party or its representative as soon as practicable following completion of the Sampling Date, but in no event later than July 14, 2000; and each Contributing Party reserves the right to perform reasonable audits of such results in conjunction with the third-party consultant.

               (5) In the event the Physical Inventory Tolerance for the Sampling Locations of a Contributing Party exceeds one percent (1%) of the aggregate book value of such Contributing Party's Inventory reported by such Contributing Party for such Sampling Locations as set forth in the applicable June 2000 Trial Balance, the other Contributing Party (the "Requesting Contributing Party") shall have the right to require such Contributing Party (the "Requested Contributing Party") to conduct additional inventory verification procedures as the Requesting Contributing Party deems appropriate to establish a reliable valuation of the Requested Contributing Party's Inventory, up to requiring the Requested Contributing Party to conduct a full physical inventory count, as set forth below.

               (6) The Requesting Contributing Party shall give written notification to the Requested Contributing Party setting forth the additional procedures required (or requesting a full physical inventory count, as applicable) as soon as practicable, but in no event later than five (5) days following the determination of the Physical Inventory Tolerances.

               (7) In the event either Contributing Party is required to conduct a full physical inventory count, (A) the physical inventory count shall be conducted according to mutually agreed-upon procedures established by the Contributing

          Parties and shall be supervised by a mutually agreed-upon third-party consultant (selected by the Requesting Contributing Party), (B) the physical inventory count shall commence on the calendar month end for July, 2000 for such Contributing Party; provided, that if all
                                                  --------
          conditions to Closing set forth in Article X hereof have not been satisfied or waived (other than those that by their nature are to be satisfied at Closing) on or prior to such date, then the physical inventory count shall commence as soon as practicable upon the satisfaction or the waiver of such conditions, and (C) the Closing Date will be postponed until the fifth day following the completion of the physical inventory count.

               (8) In the event the conditions to Closing set forth in Article X hereof have not been satisfied or waived on or prior to September 25, 2000, the Contributing Parties shall conduct an additional sampling of Inventory locations in accordance with the procedures set forth above (in which case, the June 2000 Trial Balance would be replaced by a month end inventory balance for each Contributing Party dated as of the calendar month end for September 2000, which date would be deemed the new Sampling Date) or as mutually agreed by the Contributing Parties, at such time as the Contributing Parties may agree, and the results of such sampling shall supercede any results from prior samplings.

          (b) As soon as practicable (but in no event later than sixty (60) days following the Closing Date), each Contributing Party shall prepare and deliver to the other Contributing Party a Closing Date Contribution Balance Sheet. The Contributing Parties each agree to prepare its respective Closing Date Contribution Balance Sheet in a manner consistent with the methodology and accounting principles set forth on Exhibit B attached hereto, and to reflect Inventory costs as carried on the respective Contributing Party's Books and Records immediately prior to the Closing Date. The Contributing Parties each reserve the right to audit the calculations, methodology and accounting principles applied by the Other Contributing Party in preparing their respective Closing Date Contribution Balance Sheet during this sixty (60) day period.

          (c) Each Contributing Party shall have the opportunity to review the Closing Date Contribution Balance Sheet of the other Contributing Party for a period of up to thirty (30) days following delivery thereof by the other Contributing Party. Each Contributing Party and the Company shall provide the other Contributing Party and its Representatives with full access to any information, including to the premises of the Contributed Business, the Books and Records of the Contributed Business and the working papers of such Contributing Party's accountants, if any, supporting the Closing Date Contribution Balance Sheet, in each case to the extent necessary for the other Contributing Party to complete its review of the Closing Date Contribution Balance Sheet. The Closing Date Contribution Balance Sheet of a Contributing Party shall be deemed accepted by the other Contributing Party and binding and final unless the other Contributing Party has provided notice to the Contributing Party within thirty (30) days following delivery thereof by the Contributing Party of an objection thereto (an "Objection"). The Objection shall state the basis on which the other Contributing Party objects to the Closing Date Contribution Balance Sheet of the Contributing Party and the adjustments to any individual component of the Closing Date Contribution Balance Sheet that the other Contributing Party claims should be made.

          (d) In the event that the Contributing Parties are unable to resolve all disputes with respect to either Closing Date Contribution Balance Sheet within thirty (30) days following receipt by a Contributing Party of an Objection by the other Contributing Party, the Contributing Parties shall refer such disputes to PricewaterhouseCoopers, which firm shall act as an expert (the "Expert") with respect to all disputes concerning the Closing Date Contribution Balance Sheet of each Contributing Party, and its determination of each such dispute shall be final and binding upon the Contributing Parties. No later than thirty (30) days after the appointment of the Expert, the Contributing Parties shall submit their respective positions regarding any unresolved items set forth in any Objection to a Closing Date Contribution Balance Sheet and shall make available to the Expert all relevant materials and information reasonably requested by the Expert with respect to such Closing Date Contribution Balance Sheet and the preparation thereof. The Expert shall be required to render its decision with respect to, but only with respect to, all disputes submitted to it and deliver a written report of its decision to the Contributing Parties and the Company within thirty (30) days of its appointment. All costs and expenses of the Expert shall be borne by the Contributing Party whose position is furthest from the decision of the Expert with respect to such Closing Date Contribution Balance Sheet.

          (e) The Closing Date Contribution Balance Sheet of any Contributing Party shall become final and binding upon the earlier of (i) if no Objection has been delivered, the expiration of the thirty (30) day period within which a Contributing Party may make an objection pursuant to Section 3.2(c), (ii) the agreement in writing of the Contributing Parties that the Closing Date Contribution Balance Sheet, together with any modifications thereto agreed by the Contributing Parties, is final and binding and (iii) the date on which the Expert shall issue its decision with respect to any dispute relating to the Closing Date Contribution Balance Sheet. A
     Closing Date Contribution Balance Sheet, when final and binding, is referred to herein as the "Final Closing Date Contribution Balance Sheet".

          (f) Upon determination of the Final Closing Date Contribution Balance Sheet of each Contributing Party, if a Contributing Party has a Contribution Excess, the Company shall pay to the Contributing Party with such Contribution Excess an amount equal to the Contribution Equalization Payment. Such payment shall be deemed a payment to the Contributing Party with the Contribution Excess for Inventory that was otherwise contributed by such Contributing Party as a Contributed Asset on the Closing Date; provided, that no Inventory acquired by the Company pursuant to this
     --------
     Section 3.2 shall count toward any purchase commitment under the PPG Supply Agreement and the Curvlite Supply Agreement.

          (g) The terms defined in this Section 3.2(g) shall, for purposes of this Section 3.2 and this Agreement, have the meanings specified below.

          "Closing Date Contribution Balance Sheet" means, with respect to a Contributing Party, the pro forma balance sheet, as of the Closing Date, for the Contributed Business of such Contributing Party, prepared in accordance with Section 3.2(b).

          "Closing Date Net Assets" means, with respect to a Contributing Party, an amount equal to the total assets minus the total liabilities indicated in the Closing Date Contribution Balance Sheet for such Contributing Party; provided, such amount shall not include any assets or liabilities relating
     --------
     to pension plans as discussed under Section 9.2(d) hereof and, provided
                                                                    --------
     further, that for the purpose of this Section 3.2 the value of each
     -------
     Contributing Party's total assets shall not be reduced by the amount of any Unrealized Increment or LIFO amount taken as a reserve with respect to Inventory contributed by such Contributing Party.

          "Closing Date Relative Asset Percentage" means, with respect to any Contributing Party, the ratio, expressed as a percentage, of the Closing Date Net Assets of such Contributing Party over the sum of the Closing Date Net Assets of both Contributing Parties.

          "Contribution Equalization Payment" means the amount by which the Closing Date Net Assets of the Contributing Party entitled to payment of the Contribution Equalization Payment would be required to be reduced in order to cause the Closing Date Relative Asset Percentage of each Contributing Party to equal to the Equity Percentage of each Contributing Party.

          "Contribution Excess" means, with respect to either Contributing Party, a Closing Date Relative Asset Percentage for such Contributing Party that is greater than the Equity Percentage for such Contributing Party.

          "Contribution Shortfall" means, with respect to either Contributing Party, a Closing Date Relative Asset Percentage for such Contributing Party that is less than the Equity Percentage for such Contributing Party.

     Section 3.3.  Contribution of Inventory.
                   -------------------------

          (a) Prior to the Closing Date, each Contributing Party, and in the case of Apogee, each Apogee Contributing Affiliate, shall remove from all Inventory any Inventory that, under PPG's inventory policy attached hereto as Exhibit C with respect to the PPG Business, is obsolete or overstocked or otherwise does not conform to such policy, shall discard or otherwise dispose of such Inventory, and shall not contribute such Inventory to the Company. Each Contributing Party retains the right to audit the methodologies used by the other Contributing Party in making such determinations regarding the removal of such Inventory.

          (b) Notwithstanding Section 2.1, any Contributing Party may withhold the contribution of Inventory associated with locations or operations of the Contributed Business which the Contributing Parties have determined, prior to the Closing Date, will be closed by the Company following the Closing Date, or such other Inventory as the Contributing Parties shall mutually agree prior to the Closing Date. If the withholding of such Inventory by a Contributing Party causes a Contribution Shortfall for such Contributing Party, such Contributing Party shall make an additional cash contribution to the Company equal to the book value of such Inventory on the Closing Date as reflected on such Contributing Party's Books and Records as of the Closing Date, and the Company shall purchase such withheld Inventory at the book value of such Inventory as reflected on such Contributing Party's Books and Records; provided, that no Inventory
                                             --------
     acquired by the Company pursuant to this Section 3.3 shall count toward any purchase commitment under the PPG Supply Agreement or the Curvlite Supply Agreement.

     Section 3.4.  Purchase of PPG Owned Trucks.  As soon as practicable after
                   ----------------------------
the Closing Date, the Company shall purchase from PPG all of the PPG Owned Trucks at a purchase price equal to the aggregate net book value of the PPG Owned Trucks as reflected in PPG's Books and Records, plus interest from the Closing Date at a rate equal to eight the then applicable borrowing rate under the Working Capital Loan Facility on the unpaid balance of the purchase price, upon such terms and conditions as the Company and PPG may agree in light of the Company's financial circumstances at such time; provided, that (i) the purchase
                                                --------
of the PPG Owned Trucks shall not count as Capital Expenditures or Basket Capital Expenditures of the Company for the purposes of Section 13.2 of the LLC Agreement or otherwise, (ii) the purchase price paid by the Company to PPG, including any interest thereon, if applicable, shall not be counted in connection with any determination of the Company's Debt to Total Capitalization ratio for the purposes of the LLC Agreement, the PPG Credit Agreement, or otherwise, and (iii) no assets acquired by the Company pursuant to this Section
3.4 shall count toward any purchase commitment under the PPG Supply Agreement.

                                  Article IV
                                  The Closing
                                  -----------

     Section 4.1.  The Closing.  Unless this Agreement shall have been
                   -----------
terminated and the transactions herein shall have been abandoned pursuant to
Section 12.1, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the first business date which shall be at least fifteen (15) days following the satisfaction or waiver of all conditions to closing set forth in Article X, subject to Section 3.2 hereof, or such other date as the parties shall mutually agree, other than those that by their nature are to be satisfied at the Closing (the "Closing Date"), at the offices of Dorsey & Whitney located in Minneapolis, Minnesota, and shall be effective as of 12:01 a.m. Central Daylight time on such date, unless another date, time or place is agreed to in writing by the parties hereto.

     Section 4.2.  Deliveries upon Execution of this Agreement; Effective Upon
                   -----------------------------------------------------------
Closing.  On the date hereof, each of the Contributing Parties, or their
-------
Affiliates, and the Company, as applicable, shall have delivered, contemporaneously with the execution and delivery of this Agreement, the following:

          (a)      a duly executed LLC Agreement attached hereto as Exhibit D;

          (b) a duly executed Supply Agreement to be attached hereto as Exhibit E pursuant to which an Affiliate of Apogee agrees to supply certain autoglass products to the Company (the "Curvlite Supply Agreement");

          (c) a duly executed Supply Agreement to be attached hereto as Exhibit F pursuant to which an Affiliate of Apogee agrees to purchase certain autoglass products from the Company (the "Harmon Glass Supply Agreement");

          (d) a duly executed Supply Agreement to be attached hereto as Exhibit G pursuant to which an PPG agrees to supply certain autoglass products to the Company (the "PPG Supply Agreement"); and

          (e) a duly executed Working Capital Loan Facility to be attached hereto as Exhibit H pursuant to which PPG agrees to loan the Company funds for the purpose of financing the working capital needs of the Company (the "PPG Credit Agreement").

The LLC Agreement, the Curvlite Supply Agreement, the Harmon Glass Supply Agreement, the PPG Supply Agreement and the PPG Credit Agreement shall come into full force and effect only upon satisfaction of all conditions to Closing set forth in this Agreement and completion of the Closing.

     Section 4.3.  Closing Deliveries of both Contributing Parties.  On the
                   -----------------------------------------------
Closing Date, each of the Contributing Parties or their Affiliates, as applicable, shall deliver to the Company the following:

          (a) a duly executed bill of sale in a form to be mutually agreed by the Contributing Parties;

          (b) duly executed assignment and assumption agreements with respect to the Contracts, in a form to be mutually agreed by the Contributing Parties;

          (c) duly executed assignment agreements with respect to the Leased Real Property, in a form to be mutually agreed by the Contributing Parties;

          (d) duly executed Owned Real Property Leases with respect to the Owned Real Property in a form to be mutually agreed by the Contributing Parties;

          (e) such other documents as the other Contributing Party may reasonably request in order to effect the intents and purposes of this Agreement and the Ancillary Agreements, including, without limitation, the assignment and assumption of vehicle leases included in the Contributed Assets; and

          (f) a duly executed or acknowledged, as applicable, consent in a form to be mutually agreed by the Contributing Parties and attached hereto as Exhibit I upon Closing pursuant to which PPG consents to the grant of a security interest in Apogee's

     Membership Interests in the Company under the BONY Security Agreement (the "PPG Consent to Security Interest").

     Section 4.4.  Closing Deliveries of Apogee.  In addition to the agreements
                   ----------------------------
and instruments required to be delivered pursuant to Section 4.2, on the Closing Date, Apogee or its Affiliates, as applicable, shall deliver to the Company or to PPG, as applicable, the following:

          (a) a duly executed Transition Agreement in a form to be mutually agreed by the Contributing Parties and attached hereto as Exhibit J upon Closing pursuant to which the Company agrees to cover certain operating costs and the Company and PPG, as applicable, agrees to purchase certain inventory of Apogee or its Affiliates at the NDC (the "NDC Transition Agreement");

          (b) a duly executed Services Agreement in a form to be mutually agreed by the Contributing Parties and attached hereto as Exhibit K upon Closing pursuant to which Apogee agrees to provide certain services to the Company on a transitional basis (the "Apogee Transition Services Agreement"); and

          (c) a duly executed Leased Employees Agreement in a form to be mutually agreed by the Contributing Parties and attached hereto as Exhibit L upon Closing pursuant to which Apogee agrees to loan the services of certain employees of Apogee or its Affiliates to the Company (the "Apogee Leased Employees Agreement").

     Section 4.5.  Closing Deliveries of PPG.  In addition to the agreements
                   -------------------------
and instruments required to be delivered pursuant to Section 4.2, on the Closing Date, PPG or its Affiliates, as applicable, shall deliver to the Company or to Apogee, as applicable, the following:

          (a) a duly executed Services Agreement in a form to be mutually agreed by the Contributing Parties and attached hereto as Exhibit M upon Closing pursuant to which PPG agrees to provide certain services to the Company on a long-term basis (the "PPG Services Agreement");

          (b) a duly executed Leased Employees Agreement in a form to be mutually agreed by the Contributing Parties and attached hereto as Exhibit N upon Closing pursuant to which PPG agrees to loan the services of certain employees of PPG or its Affiliates to the Company (the "PPG Leased Employees Agreement"); and

          (c)      a duly executed NDC Transition Agreement.

     Section 4.6.  Closing Deliveries of the Company.  On the Closing Date, the
                   ---------------------------------
Contributing Parties shall cause the Company to deliver to the Contributing Parties, as applicable, the following:

          (a)      the Contribution Consideration;

          (b) duly executed assignment and assumption agreements with respect to the Contracts;

          (c) duly executed assignment agreements with respect to the Leased Real Property;

          (d)      a duly executed NDC Transition Agreement;

          (e)      a duly executed Apogee Transition Services Agreement;

          (f)      a duly executed Apogee Leased Employees Agreement;

          (g)      a duly executed PPG Services Agreement;

          (h)      a duly executed PPG Leased Employees Agreement; and

          (i) such other documents as the Contributing Parties may reasonably request in order to effect the intents and purposes of this Agreement and the Ancillary Agreements.

                                   Article V
                   Representations and Warranties of Apogee
                   ----------------------------------------

     As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated herein, Apogee represents and warrants to PPG and to the Company as follows:

     Section 5.1.  Corporate Existence and Power.  Each of Apogee and each
                   -----------------------------
Apogee Contributing Affiliate is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and has all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to carry on the Apogee Business as now conducted and to own, lease and operate the Apogee Assets as now owned, leased and operated.

     Section 5.2.  Authority; Execution, Delivery; Valid and Binding Agreement.
                   -----------------------------------------------------------
Apogee and each Apogee Contributing Affiliate has the requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Apogee and each Apogee Contributing Affiliate of this Agreement and the Ancillary Documents to which it is a party and the consummation by Apogee and each Apogee Contributing Affiliate of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Apogee and each Apogee Contributing Affiliate, and no other corporate proceedings on the part of Apogee or any Apogee Contributing Affiliate are, and no shareholder approval is, or will be necessary to authorize this Agreement and the Ancillary Documents and the transactions contemplated hereby. This Agreement and the Ancillary Documents have been duly and validly executed by Apogee and each Apogee

Contributing Affiliate, in each case to the extent it is a party hereto or to such Ancillary Document, and, in each such case, constitute the legal, valid and binding agreements of Apogee and each Apogee Contributing Affiliate, enforceable against Apogee and such each Apogee Contributing Affiliate in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

     Section 5.3.  No Breach.  The execution, delivery and performance by Apogee
                   ---------
and each Apogee Contributing Affiliate of this Agreement and the Ancillary Documents to which it is a party does not and will not (a) contravene or conflict with the Articles of Incorporation or Bylaws of Apogee or the Apogee Contributing Affiliate, or any amendment thereto; (b) assuming all filings required under the HSR Act will be made, contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to Apogee, any Apogee Contributing Affiliate, the Apogee Business or any of the Apogee Assets; (c) except as provided for those Apogee Contracts set forth on Schedule 5.7(d), conflict with, result in a breach of or constitute a default under or give rise to any right of termination, cancellation or acceleration of, or require any consent, authorization or approval under any Apogee Contract or any Apogee Permit or similar authorization relating to the Apogee Business or included in any of the Apogee Assets or by which the Apogee Business or any of the Apogee Assets may be bound; (d) result in the creation or imposition of any Lien on any Apogee Asset, other than Permitted Liens; or (e) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under (i) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which Apogee or any Apogee Contributing Affiliate is a party or by which Apogee, any Apogee Contributing Affiliate or the Apogee Contributed Assets are bound.

     Section 5.4.  Governmental Authorization.  The execution, delivery and
                   --------------------------
performance by Apogee of this Agreement and the Ancillary Documents require no action by, consent or approval of, or filing with, any Governmental Authority, except for the consents and approvals described in Schedule 5.4 and filings under the HSR Act, other than any actions, consents, approvals or filings which, if not taken or made, are not reasonably likely to have a Material Adverse Effect on Apogee or the Company.

     Section 5.5.  Inventory.  All Inventory of Apogee was acquired and has been
                   ---------
maintained in accordance with the regular business practices of Apogee, consists of items of a quality and quantity usable or saleable in the ordinary course of business and is valued at prices equal to the lower of cost or net realizable value and in accordance with GAAP. The Inventory will, as of the Closing Date, consist only of items of quality and a quantity commercially usable and salable at not less than cost in the ordinary course of business, and will reflect the removal of any and all Inventory required to be removed from the Contributed Assets pursuant to the terms of Section 3.3.

     Section 5.6.  Properties; Leases.
                   ------------------

          (a) Apogee owns and will transfer to the Company good, valid and marketable title to, or in the case of the "Apogee Leased Real Property", a good, valid and marketable leasehold interest in, all of the Apogee Assets (including all real, personal or mixed, tangible or intangible assets) free and clear of all Liens (other than Permitted Liens).

          (b) Schedule 5.6(b) lists all Apogee Leased Real Property used in the operation of the Apogee Business and included in the Apogee Assets and all Apogee Owned Real Property subject to the Apogee Owned Real Property Leases and all Apogee Facilities. Each of the Apogee Leases covering Apogee Leased Property is in full force and effect in all material respects and, to Apogee's knowledge, constitutes the legal, valid and binding obligations of the parties thereto, enforceable in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally.

          (c) Schedule 5.6(c) sets forth a list of all the Apogee Assets used in the operation of the Apogee Business that constitute Apogee Fixtures and Equipment.

          (d) Schedule 5.6(d) sets forth a list of all (i) Apogee Leases for the Apogee Leased Real Property and (ii) leases and licenses of personal property used in the operation of the Apogee Business other than leases or licenses involving aggregate payments of $250,000 or less or that are terminable without penalty or other financial liability in one year or less. Apogee has delivered to the Company true and complete copies of all Apogee Leases. With respect to the Apogee Leases, there exists no default by Apogee, or, to the knowledge of Apogee, any default or threatened default by any lessor or third party thereunder, that has affected or could reasonably be expected to affect the rights and privileges thereunder of Apogee. Assuming the Required Apogee Contractual Consents are obtained, all Apogee Leases may be assigned, transferred and conveyed to the Company without default, penalty or modification thereof.

     Section 5.7.  Contracts; Required Consents.
                   ----------------------------

          (a) Schedule 5.7(a) lists all Apogee Contracts (other than purchase orders), whether written or oral, included in the Apogee Assets that satisfy one or more of the following criteria: (i) contracts not made in the ordinary course of business; (ii) distribution, franchise, license, technical assistance, sales or advertising contracts related exclusively to the Apogee Assets or the Apogee Business (and which are not cancelable on thirty (30) days notice); (iii) options with respect to any property, real or personal, whether Apogee shall be the grantor or grantee thereunder;
     (iv) contracts involving future expenditures or Liabilities, actual or potential, in excess of $250,000 or that are not terminable without penalty or other financial liability in one (1) year or less; (v) contracts containing covenants limiting the freedom of Apogee or any Apogee Contributing Affiliate or any officer, director, shareholder or Affiliate of Apogee or any Apogee Contributing Affiliate, to engage in any line of business or compete with any Person; (vi) operating or other agreements with respect to partnerships, limited liability companies and joint ventures; (vii) employment contracts and severance agreements with persons employed in connection with the operation of the Apogee Business;
     (viii) labor or union contracts; and (ix) Apogee Contracts or commitments relating to commission arrangements with others.

          (b) Except for oral agreements entered into with customers, distributors and suppliers in the ordinary course of business and except for any Employee Plans, the Apogee Contracts listed on Schedule 5.7(a), together with the Apogee Leases and the other Apogee Contracts not required to be disclosed on Schedule 5.7(a), constitute all contracts and agreements binding upon Apogee or any of its Affiliates relating to the Apogee Business.

          (c) Each of Apogee and the Apogee Contributing Affiliates has complied in all material respects with all written Apogee Contracts and is not in material default under any of the written Apogee Contracts, nor has Apogee or any Apogee Contributing Affiliate granted or been granted any material waiver or forbearance with respect to any of the written Apogee Contracts except where such default would not have a Material Adverse Effect on Apogee. To the Knowledge of Apogee, no other contracting party is in material default under any of the written Apogee Contracts except where such default would not have a Material Adverse Effect on Apogee.

          (d)      Schedule 5.7(d) lists each Apogee Contract described in
     Schedule 5.7(a) and each Apogee Lease described in Schedule 5.6(d) with respect to which the consent of the other party or parties thereto must be obtained by Apogee or an Apogee Contributing Affiliate pursuant to an express term or provision thereof by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the invalidity of the transfer of such Apogee Contract, the termination thereof, a breach or default thereunder or any other change or modification to the terms thereof (each, a "Required Apogee Contractual Consent").

     Section 5.8.  Permits.  Apogee or the applicable Apogee Contributing
                   -------
Affiliate has obtained all approvals, authorizations, registrations, exemptions, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities (and all other Persons) or required under Applicable Law necessary for the operation of the Apogee Assets or the Apogee Business (the "Apogee Permits"), and each such Apogee Permit is valid and in full force and effect. Neither Apogee or the applicable Apogee Contributing Affiliate is in default, nor has Apogee or the applicable Apogee Contributing Affiliate received any notice of any claim of default, with respect to any such Apogee Permit except where such default would not have a Material Adverse Effect on Apogee.

     Section 5.9.  Compliance with Laws.  The Apogee Business is in compliance
                   --------------------
with all Applicable Laws currently in effect except for any violations which individually or in the aggregate would not result in a Material Adverse Effect on the Apogee Business. Neither Apogee nor any Apogee Contributing Affiliate has received notice from any Governmental Authority alleging that the Apogee Business or the Apogee Assets are not in compliance with any Applicable Law, or of any investigation or administrative proceeding to determine such compliance.

     Section 5.10.  Financial Information.  Apogee has delivered to PPG copies
                    ---------------------
of (i) an unaudited interim balance sheet of the Apogee Business at October 30, 1999 and the related statement of income for the twelve (12) month period then ended. True and correct copies of such financial statements are attached hereto as Schedule 5.10(a). The foregoing financial statements have been prepared from the Books and Records of Apogee in accordance with Apogee's policies and accounting principles and individual line items were prepared in accordance with GAAP consistently applied throughout the periods involved except as may be noted therein, subject to year-end adjustments and such information as would be included in the notes to year-end financial statements. Such unaudited interim financial statements are true and correct and fairly present, in all material respects, the financial position of the Apogee Business at the dates indicated and the results of operations of the Apogee Business for the period then ended, subject to year-end adjustments and such information as would be included in the notes to year-end financial statements. The adjustments to the financial statements attached as Schedule 5.10(a) made by Apogee and reflected on Schedule 5.10(b) were made in good faith based on Apogee's knowledge and understanding of the adjustments and other calculation methodologies mutually agreed to by PPG and Apogee.

                                  Article VI
                     Representations and Warranties of PPG
                     -------------------------------------

     As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated herein, PPG represents and warrants to Apogee and to the Company as follows:

     Section 6.1.  Corporate Existence and Power.  PPG is a corporation duly
                   -----------------------------
incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to carry on the PPG Business as now conducted and to own, lease and operate the PPG Assets as now owned, leased and operated.

     Section 6.2.  Authority; Execution, Delivery; Valid and Binding Agreement.
                   -----------------------------------------------------------
PPG has the requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by PPG of this Agreement and the Ancillary Documents to which it is a party and the consummation by PPG of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of PPG, and no other corporate proceedings on the part of PPG are, and no shareholder approval is, or will be necessary to authorize this Agreement and the Ancillary Documents and the transactions contemplated hereby. This Agreement and the Ancillary Documents have been duly and validly executed by PPG, in each case to the extent it is a party hereto or to such Ancillary Document, and, in each such case, constitute the legal, valid and binding agreements of PPG, enforceable against PPG in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

     Section 6.3.  No Breach.  The execution, delivery and performance by PPG of
                   ---------
this Agreement and the Ancillary Documents to which it is a party does not and will not (a) contravene or conflict with the Articles of Incorporation or Bylaws of PPG, or any amendment thereto; (b) assuming all filings required under the HSR Act will be made, contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to PPG, the PPG Business or any of the PPG Assets; (c) except as provided for those PPG Contracts set forth on Schedule 6.7(d), conflict with, result in a breach of or constitute a default under or give rise to any right of termination, cancellation or acceleration of, or require any consent, authorization or approval under any PPG Contract or any PPG Permit or similar authorization relating to the PPG Business or included in any of the PPG Assets or by which the PPG Business or any of the PPG Assets may be bound; (d) result in the creation or imposition of any Lien on any PPG Asset, other than Permitted Liens; or (e) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under (i) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which PPG is a party or by which PPG or the PPG Contributed Assets are bound.

     Section 6.4.  Governmental Authorization.  The execution, delivery and
                   --------------------------
performance by PPG of this Agreement and the Ancillary Documents require no action by, consent or approval of, or filing with, any Governmental Authority, except for the consents and approvals described in Schedule 6.4 and filings under the HSR Act, other than any actions, consents, approvals or filings which, if not taken or made, are not reasonably likely to have a Material Adverse Effect on PPG or the Company.

     Section 6.5.  Inventory.  All Inventory of PPG was acquired and has been
                   ---------
maintained in accordance with the regular business practices of PPG, consists of items of a quality and quantity usable or saleable in the ordinary course of business and is valued for book purposes using the last-in, first-out (LIFO) cost method and net of any Unrealized Increment reserve which does not exceed net realizable value and in accordance with GAAP. The Inventory will, as of the Closing Date, consist only of items of quality and a quantity commercially usable and salable at not less than cost in the ordinary course of business, and will reflect the removal of any and all Inventory required to be removed from the Contributed Assets pursuant to the terms of Section 3.3.

     Section 6.6.  Properties; Leases.
                   ------------------

          (a) PPG owns and will transfer to the Company good, valid and marketable title to, or in the case of the "PPG Leased Real Property", a good, valid and marketable leasehold interest in, all of the PPG Assets (including all real, personal or mixed, tangible or intangible assets) free and clear of all Liens (other than Permitted Liens).

          (b) Schedule 6.6(b) lists all PPG Leased Real Property used in the operation of the PPG Business and included in the PPG Assets and all PPG Owned Real Property subject to the PPG Owned Real Property Leases and all PPG Facilities. Each of the PPG Leases covering PPG Leased Property is in full force and effect in all material respects and, to PPG's knowledge, constitutes the legal, valid and binding obligations of the parties thereto, enforceable in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally.

          (c) Schedule 6.6(c) sets forth a list of all the PPG Assets used in the operation of the PPG Business that constitute PPG Fixtures and Equipment.

          (d) Schedule 6.6(d) sets forth a list of all (i) PPG Leases for the PPG Leased Real Property and (ii) leases and licenses of personal property used in the operation of the PPG Business other than leases or licenses involving aggregate payments of $250,000 or less or that are terminable without penalty or other financial liability in one year or less. PPG has delivered to the Company true and complete copies of all PPG Leases. With respect to the PPG Leases, there exists no default by PPG, or, to the knowledge of PPG, any default or threatened default by any lessor or third party thereunder, that has affected or could reasonably be expected to affect the rights and privileges thereunder of PPG. Assuming the Required PPG Contractual Consents are obtained, all PPG Leases may be assigned, transferred and conveyed to the Company without default, penalty or modification thereof.

     Section 6.7.  Contracts; Required Consents.
                   ----------------------------

          (a) Schedule 6.7(a) lists all PPG Contracts (other than purchase orders), whether written or oral, included in the PPG Assets that satisfy one or more of the following criteria: (i) contracts not made in the ordinary course of business; (ii) distribution, franchise, license, technical assistance, sales or advertising contracts related exclusively to the PPG Assets or the PPG Business (and which are not cancelable on thirty
     (30) days notice); (iii) options with respect to any property, real or personal, whether PPG shall be the grantor or grantee thereunder; (iv) contracts involving future expenditures or Liabilities, actual or potential, in excess of $250,000 or that are not terminable without penalty or other financial liability in one (1) year or less; (v) contracts containing covenants limiting the freedom of PPG or any officer, director, shareholder or Affiliate of PPG, to engage in any line of business or compete with any Person; (vi) operating or other agreements with respect to partnerships, limited liability companies and joint ventures; (vii) employment contracts and severance agreements with persons employed in connection with the operation of the PPG Business; (viii) labor or union contracts; and (ix) PPG Contracts or commitments relating to commission arrangements with others.

          (b) Except for oral agreements entered into with customers, distributors and suppliers in the ordinary course of business and except for any Employee Plans, the PPG Contracts listed on Schedule 6.7(a), together with the PPG Leases and the other PPG Contracts not required to be disclosed on Schedule 6.7(a), constitute all contracts and agreements binding upon PPG or any of its Affiliates relating to the PPG Business.

          (c) PPG has complied in all material respects with all written PPG Contracts and is not in material default under any of the written PPG Contracts, nor has PPG granted or been granted any material waiver or forbearance with respect to any of the written PPG Contracts except where such default would not have a Material Adverse Effect on PPG. To the Knowledge of PPG, no other contracting party is in material default under any of the written PPG Contracts except where such default would not have a Material Adverse Effect on PPG.

          (d) Schedule 6.7(d) lists each PPG Contract described in Schedule 6.7(a) and each PPG Lease described in Schedule 6.6(d) with respect to which the consent of the other party or parties thereto must be obtained by PPG pursuant to an express term or provision thereof by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the invalidity of the transfer of such PPG Contract, the termination thereof, a breach or default thereunder or any other change or modification to the terms thereof (each, a "Required PPG Contractual Consent").

     Section 6.8.  Permits.  PPG has obtained all approvals, authorizations,
                   -------
registrations, exemptions, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities (and all other Persons) or required under Applicable Law necessary for the operation of the PPG Assets or the PPG Business (the "PPG Permits"), and each such PPG Permit is valid and in full force and effect. PPG is not in default, nor has PPG received any notice of any claim of default, with respect to any such PPG Permit except where such default would not have a Material Adverse Effect on PPG.

     Section 6.9.  Compliance with Laws.  The PPG Business is in compliance with
                   --------------------
all Applicable Laws currently in effect except for any violations which individually or in the aggregate would not result in a Material Adverse Effect on the PPG Business. PPG has not received notice from any Governmental Authority alleging that the PPG Business or the PPG Assets are not in compliance with any Applicable Law, or of any investigation or administrative proceeding to determine such compliance.

     Section 6.10. Financial Information.  PPG has delivered to Apogee copies of
                   ---------------------
(i) an unaudited interim balance sheet of the PPG Business at October 30, 1999 and the related statement of income for the twelve (12) month period then ended. True and correct copies of such financial statements are attached hereto as
Schedule 6.10(a). The foregoing financial statements have been prepared from the Books and Records of PPG in accordance with PPG's policies and accounting principles and individual line items were prepared in accordance with GAAP consistently applied throughout the periods involved except as may be noted therein, subject to year-end adjustments and such information as would be included in the notes to year-end financial statements. Such unaudited interim financial statements are true and correct and fairly present, in all material respects, the financial position of the PPG Business at the dates indicated and the results of operations of the PPG Business for the period then ended, subject to year-end adjustments and such information as would be included in the notes to year-end financial statements. The adjustments to the financial statements attached as Schedule 6.10(a) made by PPG and reflected on Schedule 6.10(b) were made in good faith based on PPG's knowledge and understanding of the adjustments and other calculation methodologies mutually agreed to by PPG and Apogee.

              Article VII  Covenants of the Contributing Parties

     Each Contributing Party hereby covenants and agrees with the other Contributing Party as follows:

     Section 7.1.  Required Consents.  The parties shall use their
                   -----------------
commercially reasonable efforts to obtain the Required Consents prior to the Closing Date. To the extent that any Required Consents have not been obtained prior to the Closing Date, the applicable Contributing Party shall use its commercially reasonable efforts to obtain or cause its Affiliate, as applicable, to obtain such Required Consents as soon as practicable, at its sole cost and expense. In the event any Required Consent is not obtained, the applicable Contributing Party shall use its commercially reasonable efforts to structure the transaction with respect to the Contract in question in a manner that will not result in a default under such Contract but that will result in the Company obtaining the benefits and incurring the obligations that it would have otherwise obtained or incurred had the applicable Required Consent been obtained (a "Contract Restructuring"). Neither Contributing Party shall be required to make any payment requested by the other party to the applicable Contract to obtain a Required Consent. In the event any such request for payment is made by a Person with respect to which a Required Consent is being solicited and both Contributing Parties agree to make such payment, such payment shall be reimbursed by the Company. In connection with a Contract Restructuring, the Company shall reimburse such Contributing Party for the reasonable costs or expenses incurred by that Contributing Party after the Closing Date with respect to conferring the benefits of the applicable Contract on the Company; provided,
                                                                      --------
that, without the consent of both Contributing Parties, in no event shall the Company reimburse any Contributing Party in excess of the costs the Company would have incurred if such Contract had been assigned to the Company with a Required Consent on the Closing Date. On and after the Closing Date, each Contributing Party shall comply at its own expense with all conditions and requirements set forth in (i) all approvals and consents of Governmental Authorities described in Schedule 5.4 that have been obtained as necessary to keep the same in full force and effect assuming continued compliance with the terms thereof by the Company and (ii) all Required Consents that have been obtained as necessary to keep the same effective and enforceable against the Persons giving such Required Contractual Consents assuming continued compliance with the terms thereof by the Company. Notwithstanding anything to the contrary in this Agreement, if a Contributing Party is unable to obtain a Required Consent after having complied with its obligations under this Section 7.1, [(i)] such Contributing Party shall have no liability to the other Contributing Party or to the Company as a result of its failure to obtain such Required Consent,
(ii) the Company shall indemnify in full the Contributing Party (and in the case of Apogee, each Apogee Contributing Affiliate) which is a party to any Contract (including, for the avoidance of doubt, any Apogee Real Property Lease or PPG Real Property Lease) for which a Required Consent has not been obtained and hold it harmless against any Losses which such Contributing Party (or Apogee Contributing Affiliate) may suffer, sustain or become subject to, as a result of, arising in connection with or incident to such Contract, including Losses in respect of a Contract Restructuring, the early termination of such Contract or the failure to perform under such Contract, but expressly excluding any Loss relating to any Excluded Liability (for example, any Environmental Claim or Environmental Loss with respect to Apogee Leased Real Property or PPG Leased Real Property subject to an Apogee Real Property Lease or PPG Real Property Lease relating to the period prior to the Closing Date).

     Section 7.2.  Access.  Subject to reasonable guidelines intended to
                   ------
maintain the respective pre-Closing independence and separate existence of the Apogee Business and the PPG Business, each Contributing Party shall give to the other Contributing Party's Representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, Contributed Assets, records, Contracts, licenses and other documents relating to the operation of the Apogee Business or the PPG Business and shall permit them to consult with the Representatives of the Contributing Parties for the purpose of making such investigation of the Apogee Business or the PPG Business as the other Contributing Party shall desire to make, provided, that such investigation
                                               --------
shall be conducted in a manner that the Contributing Parties determine will maintain confidentiality and shall not unreasonably interfere with the operation of the Apogee Business or the PPG Business and neither Contributing Party shall contact any customers or suppliers of the other Contributing Party without the consent of such other Contributing Party except as otherwise authorized under this Agreement.

     Section 7.3.  Further Assurances.  At any time or from time to time after
                   ------------------
the Closing Date, each Contributing Party shall, at the request of the Company or the other Contributing Party, execute and deliver any further instruments or documents and take all such further action as the Company or the other Contributing Party may reasonably request in order to evidence or otherwise facilitate the consummation of the transactions contemplated hereby.

     Section 7.4.  Environmental Information.  Each of the Contributing Parties
                   -------------------------
hereby acknowledges that it has provided certain environmental documents, information and data to the other Contributing Party relating to the Environmental Condition of certain of the Apogee Real Property and the PPG Real Property (collectively, "Environmental Information"). The Contributing Parties agree that if an Environmental Claim arises after the Closing Date relating to the Apogee Real Property or the PPG Real Property, the Environmental Information, if any, relating to such Apogee Real Property or PPG Real Property, shall (together with any all other additional documents, information, data, reports and other materials, including documents, information, data, reports and materials relating to the Apogee Real Property or the PPG Real Property after the date hereof) be taken into account in addressing any Liability (or indemnification obligation under this Agreement) with respect to such Environmental Claim.

     Section 7.5.  Release of Security Interests.  Each Contributing Party will
                   -----------------------------
contribute good, marketable and indefeasible title to all of the Contributed Assets being contributed by such Contributing Party, including all assets reflected on the Final Closing Date Balance Sheet, free and clear of all Liens, other than Permitted Liens; and not subject to any security interest (including, without limitation, any security interest granted under the BONY Security Agreement).

                      Article VIII  Additional Agreements

     The Company, Apogee and PPG hereby covenant and agree as follows:

     Section 8.1.  Diligence in Pursuit of Conditions Precedent.  The Company,
                   --------------------------------------------
Apogee and PPG shall each exercise all commercially reasonable efforts to fulfill their respective obligations hereunder and to cause the conditions to Closing set forth in this Agreement to be satisfied and to consummate the transactions contemplated hereby, insofar as such matters are within the control of the Company, Apogee or PPG, as applicable.

     Section 8.2.  Taxes.
                   -----

          (a) All sales, value added, use, transfer, registration, stamp and similar Taxes imposed in connection with the transfer of the Contributed Assets will be borne by the applicable Contributing Party.

          (b) The Contributing Parties shall (i) provide the Company with such assistance as may reasonably be requested in connection with the preparation of any Tax Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes and (ii) retain and provide the Company with all records or other information that may be relevant to the preparation of any Tax Returns, or the conduct of any audit or examination, or other Tax Proceeding. The Contributing Parties shall retain all relevant documents, including prior year's Tax Returns, supporting work schedules and other records or information that may be relevant to such returns and shall not destroy or otherwise dispose of any such records without first offering such materials to the Company.

          (c) The Contributing Parties will provide to the Company all Tax information, including, but not limited to, the tax basis of the Contributed Assets at the Closing Date, as reasonably requested by the Company.

     Section 8.3.  Regulatory Consents.  As promptly as practicable after the
                   -------------------
execution of this Agreement, the Company and the Contributing Parties shall, to the extent they have not previously done so, make all filings required under the HSR Act and any Applicable Laws for the consummation of the transactions contemplated herein. In addition, the Contributing Parties will each furnish all information as may be required by any state regulatory agency properly asserting jurisdiction or by the Federal Trade Commission and the United States Department of Justice under the HSR Act in order that the requisite approvals for the transactions contemplated hereby be obtained or to cause any applicable waiting periods to expire.

     Section 8.4.  Accounts Receivable Collection.
                   ------------------------------

          (a) In accordance with Section 2.2, all accounts receivable relating to or arising in connection with the Contributed Business of each Contributing Party prior to the Closing (other than such receivables set forth in Section 2.1(a)(xi) hereof) are Excluded Assets and will be retained by the Contributing Parties (such accounts receivable, as of the Closing Date, the "Closing Date Receivables"). The Company shall collect any Closing Date Receivables for the account of each Contributing Party from and after the Closing Date until the end of the Collection Period (as defined below). In connection therewith, on the Closing Date each Contributing Party shall provide the Company with a list setting forth its Closing Date Receivables to be collected by the Company and shall grant the Company reasonable access to such Contributing Party's detail accounts receivable system or daily data files with respect to the Closing Date Receivables. Such data files shall include (but may not be limited to) for each Closing Date Receivable: the customer owing such receivable, the party to which the receivable is owed, the credit terms, the outstanding balance of such receivable, the date, amount and number of invoice, unapplied payments, customer payment deduction, disputed invoices, days past due and account status. The Company shall exercise its commercially reasonable efforts to collect the Closing Date Receivables of each Contributing Party and in no respect exercise collection efforts less than the efforts exercised by the Company with respect to its own receivables or the Closing Date Receivables of the other Contributing Party. During the Collection Period, each Contributing Party shall provide the Company with such assistance as the Company may request in connection with its collection efforts, including, without limitation, providing the Company with credit analysis files and collection history files and shall maintain its remittance and cash application processes in effect at the Closing Date. The "Collection Period" means the period not to exceed one hundred eighty
     (180) days from the Closing Date, commencing on the Closing Date to and including the earlier of the date on which (i) all Closing Date Receivables have been collected and payment therefore has been remitted to the Contributing Parties, (ii) the Company, at the request of each Contributing Party, has turned all outstanding Closing Date Receivables over to a collection agency selected by the Contributing Parties or (iii) the Contributing Parties request that the Company cease rendering collection services under this Section 8.4 with respect to all outstanding Closing Date Receivables, at which time each Contributing Party shall assume all responsibility with respect to the collection of any Closing Date Receivables of such Contributing Party that have not been collected as of such date, and the Company shall be relieved of all obligation and liability with respect to the collection of such uncollected receivables. With respect to any Closing Date Receivable, the Company retains the right to recommend extended collection action in lieu of transferring the balance to a collection agency, subject to the approval of the applicable Contributing Party.

          (b) If the Company receives payment of any Closing Date Receivable of a Contributing Party after the Closing, the Company shall remit such payment to the applicable Contributing Party, together with an accounting of its source. For purposes of determining the amounts collected with respect to any Closing Date Receivables of a Contributing Party and receivables of the Company that have a common obligor or customer (a "Common Obligor"), amounts received from a Common Obligor shall, in the absence of a specific designation by the Common Obligor that a payment relates to a particular invoice, or the clear relationship of a payment to a particular invoice, e.g., a payment in the amount of its particular invoice, be applied to the then outstanding balance of the invoices in respect of Closing Date Receivables of the Contributing Parties for such Common Obligor in the order in which they were billed (i.e., applied first to the oldest Closing Date Receivable of either Contributing Party).

          (c) During the Collection Period, each Contributing Party shall provide the Company with aging reports on no less than a weekly basis for its respective Closing Date Receivables. Such report shall indicate for each Closing Date Receivable: the customer owing such receivable, the party to which the receivable is owed, the credit terms, the outstanding balance of such receivable, the date of invoice and days past due and account status. Such aging reports shall indicate the aging of each Closing Date Receivable in thirty (30) day ranges and the Contributing Parties and the Company shall use such aging reports for managing the collection process. In no event less than one week after receipt of the aging reports, the Company shall provide a combined aging report to each of the Contributing Parties which report shall combine the aging reports of the Contributing Parties and an aging report for the outstanding receivables of the Company containing the same information contained in the aging reports of the Contributing Parties. The format of the combined aging report shall be mutually agreed by the Contributing Parties. The Company shall provide a final combined aging report at the end of the Collection Period indicating, in addition to the matters set forth above, all payments made to each Contributing Party in respect of Closing Date Receivables (the "Final Report").

          (d) At the Closing Date, the Contributing Parties shall provide the Company with (i) a list of contact names of the personnel responsible for resolving disputed claims and/or missing documentation and (ii) a list of sales and order servicing personnel who should be advised in case specific collection issues arise with respect to their customers. During the Collection Period, the Company and the Contributing Parties shall meet to assess the status of collection efforts at least once on or prior to the expiration of each thirty (30) day period commencing on the Closing Date. The Company may relinquish its collection responsibilities with respect to any individual Closing Date Receivable to the Contributing Party owning such Closing Date Receivable at any time upon the mutual agreement of the Company and such Contributing Party.

          (e) In consideration for the collection services provided by the Company pursuant to this Section 8.4, the Contributing Parties shall pay to the Company or its agent, as the Company may direct, an amount, in the aggregate, equal to $10,000 per month for the duration of the Collection Period, such amount to be allocated between the Contributing Parties based on actual activity.

                         Article IX  Employee Matters

     Section 9.1.  Offers of Employment.
                   --------------------

          (a) Each Contributing Party has developed and attached hereto as Schedules 9.1(a)(i) and 9.1(a)(ii) respectively, a list of all employees engaged in the Contributed Business of such Contributing Party as of the date of this Agreement, and shall update such list through the Closing Date ("Contributed Business Employees"). Contributed Business Employees who are members of a labor union or subject to a collective bargaining or other agreement as indicated in such Schedules 9.1(a)(i) and 9.1(a)(ii), respectively, are sometimes referred to as "Union Employees".

          (b) Immediately following the Closing, the Company shall identify the Contributed Business Employees (subject to any further determination under this Section 9.1(b)) whose services it does not desire to lease from a Contributing Party. Commencing on the Closing Date, all Contributed Business Employees excluding those identified by the Company pursuant to the forgoing sentence (the "Leased Employees") shall be leased by the Contributing Parties to the Company pursuant to the terms of the applicable Leased Employees Agreement. The period from the Closing Date to the end of the term of the Leased Employees Agreements is referred to as the "Leasing Period". From time to time during the Leasing Period, the Company may identify Leased Employees whose services it no longer needs to lease and, upon written notice from the Company to the Contributing Party, such individuals shall no longer be Leased Employees subject to the Leased Employees Agreement. In addition, in the event that a Leased Employee terminates his or her employment with Apogee or PPG prior to the termination of the Leasing Period, and the Company desires to replace such Leased Employee, or the Company desires to obtain the services of additional employees during the Leasing Period, the Company shall direct PPG to hire such replacement and such replacement shall become a Leased Employee of PPG under the PPG Leased Employees Agreement. The provisions of this Section 9.1(b) shall be subject to any requirements under collective bargaining agreements applicable to the Contributed Business Employees, such as requirements in respect of seniority in the event of termination of employment.

          (c) Prior to the termination of the Leasing Period, the Company shall offer employment to the Contributed Business Employees who are actively at work at the termination of the Leasing Period. Leased Employees who are not actively at work at the end of the Leasing Period (excluding Leased Employees no longer subject to the Leased Employees Agreement) will be offered employment by the Company, provided that a job is available and
                                        --------
     provided that any such Leased Employee returns to active employment within
     --------
     twelve (12) months following the end of the Leasing Period.   Leased
     Employees who are not actively at work at the end of the Leasing Period (excluding Leased Employees no longer subject to the Leased Employees Agreement) and who are on short-term disability leave will be offered employment in accordance with this Section 9.1(c), provided, that such
                                                        --------
     Leased Employee obtains a medical release or other documentation reasonably satisfactory to the Company that evidences the employee's ability to perform the essential functions of his or her regular work, with or without reasonable accommodation.

          (d) Leased Employees who are offered employment with the Company and who accept such offer prior to the termination of the Leasing Period shall become employees of the Company as of the termination of the Leasing Period, unless such Leased Employees are not actively at work at the end of the Leasing Period, in which case, such Leased Employees shall become employees of the Company as of their return to work as described in Section 9.1(c) above (such employees accepting the offer of employment with the Company, "Transferred Employees"). At the direction of the Company, each Contributing Party shall terminate the employment of all of its Leased Employees who become Transferred Employees as of the termination of the Leasing Period. At the direction of the Company, each Contributing Party shall provide Contributed Business Employees with COBRA and HIPPA notification as required by law upon termination of employment, subject to the Company's agreement (i) to assume any and all liability and obligation with respect to any and all claims incurred after Closing with respect to such Contributed Business Employees without regard to whether the Contributed Business Employee became a Leased Employee or a Transferred Employee and without regard to whether the claim arose out of coverage attributable to active employment or COBRA continuation coverage, and (ii) to indemnify and hold harmless such Contributing Party for any and all costs, fees, penalties and other expenses arising in connection with such claims.

          (e) The Company shall provide severance benefits to Contributed Business Employees of a Contributing Party who do not become Leased Employees, or who do not become Transferred Employees solely because they do not receive an offer of employment from the Company, equivalent to the severance benefits under the provisions of the severance plan maintained by the such Contributing Party. Each Contributing Party shall provide such assistance as the Company may request in this regard; it being understood that the Company shall be solely responsible for all amounts paid to any such Contributed Business Employees pursuant to such severance plan.

          (f) Subject to Section 9.2(b)(i) below, Contributed Business Employees who receive an offer of employment from the Company shall not be eligible for severance benefits under the applicable Contributing Party's severance plan or otherwise whether or not such Contributed Business Employee accepts the offer.

     Section 9.2  Employee Benefits.
                  -----------------

          (a)     Service.

                  (i) With respect to Transferred Employees who are not Union Employees, the Company shall recognize, for purposes of eligibility, vesting and benefit accrual under its Employee Plans, the prior service of each such Transferred Employee with a Contributing Party which has accrued up to such Transferred Employee's date of employment with Company.

                  (ii) With respect to Transferred Employees who are Union Employees, the Company shall bargain with the applicable collective bargaining representative for such Transferred Employees as to the Company's recognition, for purposes of eligibility, vesting and benefit accrual under its Employee Plans, of the prior service of each such Transferred Employees with a Contributing Party which has accrued up to such Transferred Employee's date of employment with Company.

          (b)     Severance.

                  (i) With respect to Transferred Employees who are not Union Employees and whose jobs are eliminated by Company within twelve (12) months of the Closing Date, the Company shall provide such Transferred Employees with severance benefits not less than the benefits that would have been provided to such employee under the severance plan maintained by the applicable Contributing Party as of the Closing Date.

                  (ii) With respect to Transferred Employees who are Union Employees and whose jobs are eliminated by Company within twelve (12) months of the Closing Date, the Company shall provide such Transferred Employees with severance benefits in accordance with the applicable collective bargaining agreement or as otherwise negotiated with the applicable collective bargaining representative for such Transferred Employees.

          (c)     Employee Plans.

                  (i) Liabilities relating to claims of Contributed Business Employees, inactive employees of either Contributing Party (until such time as such inactive employees become Leased Employees or Transferred Employees), or in each case, eligible dependents thereof, for medical benefits incurred for medical services rendered to and purchases of prescription drugs and other health care products made by such persons while actively employed by such Contributing Party (or while an eligible dependent of such a person) prior to the Closing Date shall be retained by such Contributing Party. In accordance with the Company's obligation to indemnify and hold harmless the Contributing Parties for all costs and expenses incurred in connection with the Contributed Business Employees on or following the Closing Date pursuant to the respective Leased Employee Agreements, all liabilities relating to claims of Contributed Business Employees, inactive business employees of either Contribution Party after such inactive employee becomes a Leased Employee or a Transferred Employee, and in either case eligible dependants thereof, for medical benefits incurred for medical services rendered to and purchases of prescription drugs and other health care products made by such persons on or following the Closing Date shall be the sole liability and responsibility of the Company. The Company shall recognize any deductible and stop-loss amounts paid by Transferred Employees and their eligible dependents under the Contributing Party's Employee Plans in the calendar year in which the Closing occurs toward any applicable calendar year deductible and stop-loss amounts under Company's Employee Plans.

               (ii) All Transferred Employees and their eligible dependents who are participating in the Employee Plans of a Contributing Party immediately prior to becoming a Transferred Employee shall be offered the opportunity to become participants in the Company's Employee Plans upon becoming employed by Company. The Company shall, with respect to such Transferred Employees, waive any pre-existing medical condition restrictions and similar restrictions which may be contained in the Company's Employee Plans. The eligibility of all other dependents of the Transferred Employees will be determined in accordance with the dependent eligibility provisions of the Company's Employee Plans.

          (d)  Pension Plans.

               (i) With respect to Transferred Employees who are not Union Employees, the Company shall offer the applicable Company Defined Benefit Plan to such Transferred Employees previously employed by PPG who were participants in such plans during their employment with PPG prior to employment with the Company. The Company shall not offer any other employee, including Transferred Employees previously employed by Apogee, the right to participate in any Company Defined Benefit Plan.

               (ii) The following shall apply only in respect of Transferred Employees who are Union Employees. With respect to each multiemployer pension plan to which the Company is obligated to contribute on the Employee Transfer Date, if during the first five years beginning after the Employee Transfer Date, the Company ceases all covered operations or ceases to have an obligation to contribute for such operations with respect to facilities transferred to it by either Contributing Party, then and in that event, the Contributing Parties, jointly and severally, shall be secondarily liable for any withdrawal liability they would have had to any affected plan with respect to the operations but for the exemption from withdrawal liability obtained pursuant to Section 4204 of ERISA if such withdrawal liability of the Company with respect to any such plan is not paid. The Contributing Parties intend that the foregoing be construed to meet the requirements of Section 4204(a)(1)(C) of ERISA. To the extent that other or additional agreements must be entered into to provide a Contributing Party with the benefits of Section 4204 of ERISA, the Company and the Contributing Party or Contributing Parties agree, on a prompt basis, to enter into such agreements.

          (e) Collective Bargaining Agreements. Not later than the termination of the Leasing Period, the Company shall adopt immediately the collective bargaining agreements of each of Apogee and PPG for Transferred Employees of Apogee and of PPG, as applicable, who are Union Employees as a successor to such agreements. The Company shall be bound by the rights and responsibilities for the terms and conditions made under such collective bargaining agreements and/or any bargaining obligations attached thereto. Prior to the termination of the Leasing Period, the Company shall direct each Contributing Party to satisfy its effects bargaining obligations under each of its respective collective bargaining agreements, and the Company shall pay all expenses relating thereto, and shall reimburse, indemnify and hold harmless each Contributing Party for any liability, cost or expenses incurred by such Contributing Party as a result of obligations pursuant to settlement of effects bargaining.

          (f) Transition Benefit. Either Contributing Party may, in its sole discretion and at its sole cost, provide compensation ("Transition Benefit") to identified former employees of such Contributing Party who work for the Company in recognition of the differences between certain compensation and/or benefits which they may have had as employees of such Contributing Party, and such compensation and/or benefits which they may receive as employees of the Company. At its sole discretion, the respective Contributing Party shall determine eligibility, amounts, benefits and rights and features of any such Transition Benefit with respect to its former employees.

     Section 9.3.  Company-Defined Benefit Pension Plans.
                   -------------------------------------

          (a) Solely with respect to Contributed Business Employees of PPG who become Transferred Employees, effective on the Employee Transfer Date, the Company shall adopt defined benefit pension plans with substantially similar terms and conditions as the following PPG defined benefit pension plans as such plans exist on the Leasing Period Termination Date: (i) the PPG Retirement Income Plan, Appendix 1 (the "PPG Salaried Plan"), (ii) the PPG Retirement Income Plan, Appendix XX (the "PPG Nonunion Hourly Plan").
     (iii) the PPG Retirement Pension Plan, Appendix XX (the "PPG Memphis Plan"), (iv) the PPG Retirement Pension Plan, Appendix XX (the "PPG Greensboro Plan") and (v) the PPG Retirement Pension Plan, Appendix XX (the "PPG Lansing Plan"). Such defined benefit plans of PPG are referred to as the "PPG Defined Benefit Plans" and, as adopted by the Company, the "Company Defined Benefit Plans."

                   (i) Subject to consummation of the transfer of liabilities and assets contemplated by this Section 9.3, the Company Defined Benefit Pension Plans shall recognize all past service credited to the Transferred Employees of PPG as of the Leasing Period Termination Date, for all purposes under the applicable PPG Defined Benefit Plan.

               (ii) PPG shall cause the PPG Defined Benefit Plans to transfer to and the Company Defined Benefit Plans shall assume all liabilities under the PPG Defined Benefit Plans with respect to Transferred Employees of PPG as of the Leasing Period Termination Date. PPG shall cause the PPG Defined Benefit Plans to transfer assets at least equal in value to the liabilities in the applicable plans, which transfer shall be to a designated fund of the Company (the "Company Fund") pursuant to a trust for the benefit of PPG Employees hired by the Company established by the Company which is qualified under Section 501(a) of the Code.

               (iii) PPG shall cause the PPG Defined Benefit Plans to transfer any unrecognized gains and/or losses of a PPG Defined Benefit Plan attributable to Transferred Employees of PPG as of the Leasing Period Termination Date to the Company Fund effective on the Employee Transfer Date.

          (b) Solely with respect to Contributed Business Employees of PPG who become Transferred Employees, effective on the Employee Transfer Date, the Company shall adopt a non-qualified defined benefit pension plan with substantially similar terms and conditions as the PPG Nonqualified Pension Plan (such plan referred to as the "PPG Nonqualified Plan" and, as adopted by the Company, the "Company Nonqualified Plan"). The Company Nonqualified Plan shall recognize all past service credited to the Transferred Employees of PPG with eligibility under the PPG Nonqualified Plan as of the Leasing Period Termination Date, for all purposes under the PPG Nonqualified Plan. The liability for such past service shall be transferred to the Company effective on the Employee Transfer Date.

          (c) On and after the Employee Transfer Date, PPG shall remain solely responsible for all decisions related to the Company Defined Benefit Pension Plans and the Company Nonqualified Plan, including, but not limited to, funding, investment of assets, plan design and administration. Any items of income or expense attributable to the Company Defined Benefit Plans will be allocated solely to PPG, as set forth in Section 12.2 of the LLC Agreement.

          (d) In the event of a dissolution and liquidation of the Company, any assets and liabilities of the Company Defined Benefit Plans shall not be considered assets of the Company for the purposes of distributions or otherwise, and such dissolution and liquidation shall not affect the rights and obligations of PPG with respect to such Company Defined Benefit Plans as set forth herein. In the event of a termination of a Company Defined Benefit Plan (regardless of whether there has been a dissolution and liquidation of the Company), and such termination results in any reversion of assets to the Company, the Company will promptly distribute any assets and liabilities arising out of such Company Defined Benefit Plan to PPG.

          (e) The parties acknowledge and agree that nothing in this Article IX is intended to confer, nor shall anything in this Article IX be interpreted to confer, any rights, claims, privileges or benefits on any individual who is not a party to this Agreement, including, without limitation, any Contributed Business Employee.

                       Article X  Conditions to Closing

     Section 10.1.  Conditions to Apogee's Obligations.  The obligation of
                    ----------------------------------
Apogee to contribute and deliver, or to cause any Apogee Contributing Affiliate to contribute or deliver, the Apogee Assets to the Company and consummate the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Apogee) on or prior to the Closing Date of all of the following conditions:

          (a) All representations and warranties of PPG contained in this Agreement shall be true and correct (without giving effect to materiality qualifications or Material Adverse Effect qualifications) at and as of the date hereof and at and as of the Closing Date (without taking into account any disclosures by PPG of discoveries, events or occurrences arising on or after the date hereof), except as and to the extent that any inaccuracies in such representations and warranties in the aggregate would not result in a Material Adverse Effect on PPG or a Material Adverse Effect on the Company.

          (b) PPG shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by it prior to the Closing Date.

          (c) PPG shall have furnished Apogee with a certificate of its duly authorized officers evidencing compliance with the conditions set forth in Sections 10.1(a) and 10.1(b).

          (d) Consummation of the transactions contemplated hereby and by the Ancillary Documents shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law or Judgment of any Governmental Authority. No Governmental Authority shall have enacted any Applicable Law which would make illegal the consummation of the transactions contemplated hereby and thereby and no Proceeding with respect to the application of any such Applicable Law to such effect shall be pending.

          (e) The applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been terminated and neither the Department of Justice nor the Federal Trade Commission shall have instituted any litigation to enjoin or delay the consummation of the transactions contemplated hereby.

          (f) PPG and the Company shall have executed and delivered the agreements set forth in Sections 4.3 and 4.5 to which they are party in the forms attached as exhibits hereto.

          (g) The Company shall have obtained insurance coverage on terms substantially in the form as Exhibit O hereto.

          (h) The Contributing Parties and the Company shall have mutually agreed on an initial Operating Budget and Strategic Plan for the Company.

     Section 10.2.  Conditions to PPG's Obligations.  The obligation of PPG
                    --------------------------------
to contribute and deliver the PPG Assets to the Company and consummate the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by PPG) on or prior to the Closing Date of all of the following conditions:

          (a) All representations and warranties of Apogee contained in this Agreement shall be true and correct (without giving effect to materiality qualifications or Material Adverse Effect qualifications) at and as of the date hereof and at and as of the Closing Date (without taking into account any disclosures by Apogee of discoveries, events or occurrences arising on or after the date hereof), except as and to the extent that any inaccuracies in such representations and warranties in the aggregate would not result in a Material Adverse Effect on Apogee or a Material Adverse Effect on the Company.

          (b) Apogee shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by it prior to the Closing Date.

          (c) Apogee shall have furnished PPG with a certificate of its duly authorized officers evidencing compliance with the conditions set forth in Sections 10.2(a) and 10.2(b).

          (d) Consummation of the transactions contemplated hereby and by the Ancillary Documents shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law or Judgment of any Governmental Authority. No Governmental Authority shall have enacted any Applicable Law which would make illegal the consummation of the transactions contemplated hereby and thereby and no Proceeding with respect to the application of any such Applicable Law to such effect shall be pending.

          (e) The applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been terminated and neither the Department of Justice nor the Federal Trade Commission shall have instituted any litigation to enjoin or delay the consummation of the transactions contemplated hereby.

          (f) Apogee, the applicable Apogee Contributing Affiliate and the Company shall have executed and delivered the agreements set forth in Sections 4.4 and 4.6 to which they are party in the forms attached as exhibits hereto.

          (g) The Company shall have obtained insurance coverage on terms substantially in the form as Exhibit O hereto.

          (h) The Contributing Parties and the Company shall have mutually agreed on an initial Operating Budget and Strategic Plan for the Company.

                     Article XI  Survival; Indemnification

     Section 11.1.  Survival of Representations and Warranties.  The
                    ------------------------------------------
representations and warranties contained in Article V and Article VI hereof shall not survive the Closing.

     Section 11.2.  Indemnification by Apogee.  Apogee agrees to indemnify in
                    -------------------------
full the Company and PPG and its Affiliates and their respective officers, directors, employees, agents and stockholders (collectively, the "Company/PPG Indemnified Parties") and hold them harmless against any Losses which Company/PPG Indemnified Parties may suffer, sustain or become subject to, as a result of, arising in connection with or incident to:

          (a) any breach of, or failure to perform, any covenant or agreement of Apogee or any of its Affiliates, including the Apogee Contributing Affiliates, contained in this Agreement or any of the Ancillary Documents;

          (b) any attempt (whether or not successful) by any Person to cause or require the Company/PPG Indemnified Parties to pay any Liability of, or any claim (including, without limitation, Environmental Claims and Environmental Remediation Costs) against, Apogee or any Apogee Contributing Affiliate or any of their respective predecessors in interest in respect of any Apogee Excluded Liabilities; and

          (c) Any and all Proceedings, Judgments and Losses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

Any amount paid by Apogee to the Company/PPG Indemnified Parties in respect of its indemnification obligations under this Section 11.2 shall not constitute an asset contributed by Apogee to the Company pursuant to the LLC Agreement.

     Section 11.3.  Indemnification of Apogee by the Company.   The Company
                    ----------------------------------------
agrees to indemnify in full Apogee and its Affiliates, including the Apogee Contributing Affiliates, and their respective officers, directors, employees, agents and stockholders (collectively, the "Apogee Indemnified Parties") and hold them harmless against any Losses which Apogee Indemnified Parties may suffer, sustain or become subject to, as a result of, arising in connection with or incident to:

          (a) any breach of, or failure to perform, any covenant or agreement of the Company contained in this Agreement;

          (b) any and all Assumed Liabilities (other than those caused by a breach of any representation or warranty or breach of, or failure to perform, any covenant or agreement of Apogee or any of its Affiliates, including the Apogee Contributing Affiliates, contained in this Agreement delivered to the Company hereunder or in connection herewith);

          (c) Any and all Liabilities incurred or arising out of, based upon events or circumstances occurring in connection with or resulting from the operation of the Company Business after the Closing unless such Liability is an Excluded Liability, including, without limitation, from products sold after the Closing Date (except to the extent the Liability arises as a result of a claim against a Apogee or its Affiliates as manufacturer of the product unless such Liabilities arise as a result of the improper storage or distribution of products by the Company);

          (d) Any and all Proceedings, Judgments and Losses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; and

          (e) any post-Closing reorganization, rationalization or restructuring of the Contributed Business or the Company Business.

Any amount paid by the Company to the Apogee Indemnified Parties in respect of its indemnification obligations under this Section 11.3 shall not constitute a distribution by the Company to Apogee pursuant to the LLC Agreement.

     Section 11.4.  Indemnification by PPG.  PPG agrees to indemnify in full
                    ----------------------
the Company and Apogee and its Affiliates and their respective officers, directors, employees, agents and shareholders (collectively, the "Company/Apogee Indemnified Parties") and hold them harmless against any Losses which Company/Apogee Indemnified Parties may suffer, sustain or become subject to, as a result of, arising in connection with or incident to:

          (a) any breach of, or failure to perform, any covenant or agreement of PPG or any of its Affiliates contained in this Agreement or any of the Ancillary Documents;

          (b) any attempt (whether or not successful) by any Person to cause or require the Company/Apogee Indemnified Parties to pay any Liability of, or any claim (including, without limitation, Environmental Claims and Environmental Remediation Costs) against, PPG or any PPG Contributing Affiliate or any of their respective predecessors in interest in respect of any PPG Excluded Liabilities; and

          (c) Any and all Proceedings, Judgments and Losses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

Any amount paid by PPG to the Company/Apogee Indemnified Parties in respect of its indemnification obligations under this Section 11.4 shall not constitute an asset contributed by PPG to the Company pursuant to the LLC Agreement.

     Section 11.5.  Indemnification of PPG by the Company. The Company agrees
                    -------------------------------------
to indemnify in full PPG and its Affiliates and their respective officers, directors, employees, agents and stockholders (collectively, the "PPG Indemnified Parties") and hold them harmless against any Losses which PPG Indemnified Parties may suffer, sustain or become subject to, as a result of, arising in connection with or incident to:

          (a) any breach of, or failure to perform, any covenant or agreement of the Company contained in this Agreement;

          (b) any and all Assumed Liabilities (other than those caused by a breach of any representation or warranty or breach of, or failure to perform, any covenant or agreement of PPG or any of its Affiliates contained in this Agreement delivered to the Company hereunder or in connection herewith);

          (c) Any and all Liabilities incurred or arising out of, based upon events or circumstances occurring in connection with or resulting from the operation of the Company Business after the Closing, including, without limitation, from products sold after the Closing Date (except to the extent the Liability arises as a result of a claim against a PPG or its Affiliates as manufacturer of the product unless such Liabilities arise as a result of the improper storage or distribution of products by the Company);

          (d) Any and all Proceedings, Judgments and Losses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; and

          (e) any post-Closing reorganization, rationalization or restructuring of the Contributed Business or the Company Business.

Any amount paid by the Company to the PPG Indemnified Parties in respect of its indemnification obligations under this Section 11.5 shall not constitute a distribution by the Company to PPG pursuant to the LLC Agreement.

     Section 11.6.  Procedure for Indemnification. The procedure for
                    -----------------------------
indemnification under this Article X shall be as follows:

          (a) The party claiming indemnification (the "Claimant") shall promptly give written notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying (i) in reasonable detail, the factual basis for such and (ii) in good faith, the estimated amount of the claim. If the claim relates to a Proceeding filed by a third party against the Claimant, such notice shall be given by Claimant within ten (10) business days after written notice of such Proceeding was received by Claimant. The failure of the Claimant to provide such written notice within the time period specified shall not relieve the Indemnifying Party of its indemnification liability under Section 11.2, 11.3, 11.4 or 11.5, unless such failure materially prejudices the rights of the Indemnifying Party in defending against the claim or Proceeding.

          (b) Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days (or, if the claim involves an amount less than $50,000, ten (10) days) in which to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized Representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day (or ten (10) day) period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), subject to clause (c) below with respect to third party claims, the dispute shall be resolved in accordance with the provisions of Section 13.11 hereof.

          (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. Claimant shall have the right to approve legal counsel selected by Indemnifying Party, which approval shall not be unreasonably withheld. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim with legal counsel of its own selection; provided, however, that the Claimant shall pay the fees and
                --------  -------
     expenses of such counsel unless the named parties to any such claim include both the Claimant and the Indemnifying Party and the Claimant has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Claimant informs the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of the Claimant), it being understood that the Indemnifying Party shall not, in connection with any one claim, be liable for the fees and expenses of more than one separate firm of attorneys at any time for the Claimant. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such Claim; provided, however, that no settlement
                                          --------  -------
     or compromise of any claim which may result in any indemnification liability may be made by the Claimant without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. No settlement or compromise of any claim may be made by the Indemnifying Party without the prior written consent of the Claimant, which consent shall not be unreasonably withheld.

     Section 11.7.  Exclusive Remedy; Adjustment
                    ----------------------------

          (a) The indemnification provisions in this Article XI shall be the exclusive remedy for any matter giving rise to a claim for indemnification set forth in this Agreement.

          (b) The parties shall make appropriate adjustments for insurance proceeds actually received in calculating Losses under this Agreement.

                           Article XII  Termination

     Section 12.1.  Termination.  This Agreement may be terminated at any time
                    -----------
prior to the Closing:

          (a) by the mutual written consent of the Contributing Parties; or

          (b) by a Contributing Party by written notice, without liability to the terminating party on account of such termination (provided the
                                                           --------
     terminating party is not otherwise in default or in breach of this Agreement), if the Closing shall not have occurred on or before the date which is one hundred eighty (180) days following the date of this Agreement.

     Section 12.2.  Effect on Obligations.  Termination of this Agreement
                    ---------------------
pursuant to Section 12.1 shall terminate all obligations of the parties hereunder, except for their obligations under Sections 13.2 and 13.3; provided,
                                                                      --------
however, that termination pursuant to clause (b) of Section 12.1 shall not
-------
relieve the defaulting or breaching party from any liability to the other party hereto. Upon termination of this Agreement pursuant to Section 12.1, all Ancillary Agreements that by their terms are to become effective as of the Closing Date of this Agreement shall immediately terminate and shall have no further force and effect. Termination of this Agreement shall not affect the obligations of the parties under any confidentiality agreements signed on or prior to such date of termination.

                          Article XIII  Miscellaneous

     Section 13.1.  Notices.  Any notice or other communication to any party in
                    -------
connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (first class, postage prepaid) if to a Contributing Party, to the address of the Contributing Party set forth below or, if to the Company, to the principal office of the Company as set forth in the LLC Agreement, or such other address as a Contributing Party of the Company shall notify the other parties hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, when receipt is acknowledged if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four (4) days after the date of mailing if mailed.

          If to the Company:

               PPG Auto Glass, LLC
               One PPG Place
               Pittsburgh, Pennsylvania 15272
               Attention:  President
               Telephone No.:   _____________
               Telecopier No.:  _____________

          If to Apogee:

               Apogee Enterprises, Inc.
               7900 Xerxes Avenue South, Suite 1800
               Minneapolis, Minnesota 55431-1159
               Attention: Vice President, Finance
               Telephone No.:  952/835-1874
               Telecopier No.: 952/896-2400

          With copies to:

               Apogee Enterprises, Inc.
               7900 Xerxes Avenue South, Suite 1800
               Minneapolis, Minnesota 55431-1159
               Attention: General Counsel
               Telephone No.:  952/835-1874
               Telecopier No.: 952/896-2400

               Dorsey & Whitney LLP
               220 South Sixth Street
               Minneapolis, Minnesota  55402
               Attention: Robert A. Rosenbaum, Esq.
               Telephone No.:  612/340-5681
               Telecopier No.: 612/340-8738

          If to PPG:

               PPG Industries, Inc.
               One PPG Place
               Pittsburgh, Pennsylvania 15272
               Attention: Vice President, Automotive Replacement Glass Telephone No.: 412/434-3464
               Telecopier No.: 412/434-3026

          With a copy to:

               PPG Industries, Inc.
               One PPG Place
               Pittsburgh, Pennsylvania 15272

               Attention: General Counsel
               Telephone No.:  412/434-2911
               Telecopier No.: 412/434-2490

     Section 13.2.  Press Releases and Announcements.  Neither party hereto
                    --------------------------------
shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby or make any announcement to the employees, customers or suppliers of either party without prior written approval of the other party hereto, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this Agreement or Applicable Law. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

     Section 13.3.  Expenses.  Except as otherwise expressly provided for
                    --------
herein, each Contributing Party shall pay all of its own expenses (and the expenses of its Affiliates other than the Company) (in each case, including attorneys' and accountants' fees), in connection with the negotiation of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not); provided, however, that Apogee shall bear and agrees to pay
                     --------  -------
thirty-four percent (34%) and PPG shall bear and agrees to pay sixty-six percent (66%) of the following costs, fees and expenses: (i) the filing fees for filings required under the HSR Act; (ii) the fees and expenses of the economist engaged by the Contributing Parties relating to analysis of the transactions contemplated hereby for antitrust purposes: and (iii) the fees and expenses of Arthur Andersen LLP relating to the its engagement by the Contributing Parties with respect to the transactions contemplated hereby.

     Section 13.4   Amendments; No Waivers.  Any provision of this Agreement
                    ----------------------
may be amended or waived if, and only if, such amendment or waiver is in writing and is duly executed, in the case of an amendment, by the Company and the Contributing Parties, or, in the case of a waiver, by the party to whom the waiver is to be enforced. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial waiver or exercise thereof preclude the enforcement of any other right, power or privilege. No course of dealing between or among any parties will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

     Section 13.5.  Rights and Remedies Cumulative.  The rights and remedies
                    ------------------------------
provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     Section 13.6   Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign or delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other party. Any attempted assignment in violation of this Section 13.6 shall be null and void.

     Section 13.7.  Severability.  Whenever possible, each provision of this
                    ------------
Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 13.8.  Counterparts.  This Agreement may be executed in any
                    ------------
number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

     Section 13.9.  Entire Agreement.  This Agreement, together with the
                    ----------------
Exhibits and Schedules and the other agreements, instruments and other documents executed and/or delivered in connection herewith, constitute the entire agreement among the parties pertaining to the subject matter hereof, and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings pertaining thereto. There are no agreements, understandings, restrictions, warranties or representations relating to such subject matter among the parties other than those set forth herein or in the Ancillary Documents.

     Section 13.10. Governing Law.  This agreement, and the application or
                    -------------
interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, without regard to principles of conflict of law.

     Section 13.11. Dispute Resolution.  Subject to the procedures set forth
                    ------------------
in Sections 3.2 and 11.6 hereof, the parties hereby agree that claims, disputes or controversies of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement), including those arising out of or relating to the breach, termination, enforceability, scope or validity hereof (each, a "Dispute"), shall be resolved as follows:

          (a) At the written request of any party to the Dispute, Apogee will direct its Chief Financial Officer and PPG will direct its Senior Vice President, Finance, to meet and negotiate in good faith to resolve the Dispute. The location, format, frequency, duration and conclusion of the negotiation shall be left to the discretion of the Contributing Parties, but may include participation by one or more of Representatives designated by either Contributing Party. Upon agreement between the Contributing

     Parties, the Contributing Parties may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the Representatives of the Contributing Parties for the purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of both Contributing Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

          (b) If the negotiations required by Section 13.11(a) hereof do not resolve the Dispute within thirty (30) days after the initial written request, the Contributing Parties shall jointly select a neutral third party as a mediator to assist the Contributing Parties in resolving such Dispute, and continue to negotiate in good faith to resolve the Dispute.

          (c) In the event that the mediation provided under subsection (b) of this Section 13.11 does not resolve the Dispute within forty-five (45) days after commencement thereof, then the parties will resolve such Dispute under the provisions of this subsection (c). Any unresolved Dispute shall be settled by binding arbitration in accordance with the then current CPR Rules for Non-Administered Arbitration in effect on the date of the referral of such dispute to arbitration by three (3) independent and impartial arbitrators, none of whom shall be appointed by either party, provided however, at least one (1) arbitrator shall be a retired judge (collectively, the "Arbitrators"). The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. (S)1-16 (the "Federal Arbitration Act") to the exclusion of state laws inconsistent therewith and judgment upon the award rendered by the Arbitrators may be entered by any court having jurisdiction thereof. The Arbitrators are not empowered to award a monetary amount in excess of compensatory damages sufficient to reimburse fully and make whole the prevailing party for all direct, out-of-pocket costs and expenses, including reasonable attorney's fees, incurred by the prevailing party, it being understood that the prevailing party shall also be entitled to reimbursement for additional direct, out-of-pocket costs and expenses, including reasonable attorneys' fees, that must be incurred by such prevailing party after the date of the Arbitrators' award on account of the same set of facts and circumstances giving rise to that award. Each party hereby irrevocably waives the right to recover any excess monetary damages with respect to disputes resolved by arbitration herein. Either party shall have the right to seek, at its own cost and expense, preliminary and temporary injunctive relief solely to preserve the status quo of the parties, pending the Arbitrators' determination. The following procedures shall apply:

               (i) unless the parties agree otherwise, the place of arbitration shall be in Pittsburgh, Pennsylvania if the arbitration is initiated by Apogee and Minneapolis, Minnesota if the arbitration is initiated by PPG;

               (ii) the parties may review and delete potential Arbitrators from the panel list before final selection of the arbitration panel is made from such list;

               (iii) prior to the actual arbitration hearing, each party shall provide the Arbitrators, in writing, with the exact ruling (monetary and/or otherwise) that it seeks the Arbitrators to render on its behalf;

               (iv) the Arbitrators, acting by at least a two (2) to one (1) majority determination, must render their decision in favor of one party or the other in the exact form of the ruling requested by the prevailing party;

               (v) the Arbitrators must determine the prevailing party by interpreting the meaning and intent of the language of the Agreement, applying the applicable law to the relevant facts and picking the arbitration ruling proposed by the party that most closely correlates to their decision based upon the Agreement, the applicable law and the relevant facts;

               (vi) the losing party shall pay all costs, fees and expenses of the Arbitrators and the arbitration process charged to the parties. This does not include the cost of attorneys' fees, travel costs, preparation time or other costs incurred by the parties or their witnesses, including experts, which costs shall be paid by the party incurring them;

               (vii) except as provided in the Federal Arbitration Act, the decision of the Arbitrators is final and binding on the parties, and no appeal of any kind may be taken;

               (viii) unless otherwise provided in the Agreement, the statute of limitations of the State of Delaware applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder, except that no defenses shall be available based upon the passage of time during any negotiation or mediation called for by subsection (b) of this Section 13.11; and

               (ix) in the event of any inconsistency or conflict between this subsection (c) of Section 13.11 and the applicable CPR Rules for Non-Administered Arbitration, this subsection (c) of Section 13.11 shall govern and control.

    [Remainder of page left blank intentionally.  Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

                                    APOGEE ENTERPRISES, INC.

                                    By: /s/ Robert G. Barbieri
                                        -------------------------------
                                    Name: Robert G. Barbieri
                                    Title: Chief Financial Officer



                                    THE GLASS DEPOT, INC.

                                    By: /s/ Robert G. Barbieri
                                        -------------------------------
                                    Name: Robert G. Barbieri
                                    Title: Chief Financial Officer



                                    THE GLASS DEPOT OF NEW YORK, INC.

                                    By: /s/ Robert G. Barbieri
                                        -------------------------------
                                    Name: Robert G. Barbieri
                                    Title: Chief Financial Officer


                                    HARMON GLASS COMPANY

                                    By: /s/ Robert G. Barbieri
                                        -------------------------------
                                    Name: Robert G. Barbieri


                                    AMERICAN MANAGEMENT GROUP

                                    By: /s/ Robert G. Barbieri
                                        -------------------------------
                                    Name: Robert G. Barbieri
                                    Title: Chief Financial Officer


                                    DOVER GLASS COMPANY

                                    By: /s/ Robert G. Barbieri
                                        -------------------------------
                                    Name: Robert G. Barbieri
                                    Title: Chief Financial Officer

                                   PPG INDUSTRIES, INC.

                                   By: /s/ Garry A. Goudy
                                       -------------------------------
                                   Name: Garry A. Goudy
                                   Title: Vice President, ARG


                                   PPG AUTOGLASS, LLC

                                   By: /s/ Mark J. Orcutt
                                       -------------------------------
                                   Name: Mark J. Orcutt
                                   Title: President